UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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TECHPRECISION CORPORATION

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TECHPRECISION CORPORATION

November 14, 2016

Dear Stockholder:

It is my pleasure to invite you to attend the Annual Meeting of Stockholders of TechPrecision Corporation. The meeting will be held on December 8, 2016 at 10:00 a.m., Eastern Time, at the offices of Pepper Hamilton LLP, located at the New York Times Building, 37th Floor, 620 Eighth Avenue, New York, New York 10018-1405.  The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting.  We have also included with this letter a copy of our 2016 Annual Report, which contains our Annual Report on Form 10-K for the fiscal year ended March 31, 2016.

It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend, if you hold your shares in registered form, please sign, date and return your proxy card as soon as possible. If, on the other hand, you hold your shares through a bank, brokerage firm or other nominee, please sign, date and return to your bank, brokerage firm or other nominee the enclosed voting instruction form, or, if you prefer, you can vote by telephone or through the Internet in accordance with instructions set forth in the enclosed voting instruction form.

I look forward to seeing you on December 8th.

Sincerely,

Alexander Shen
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

December 8, 2016
10:00 a.m. Eastern Time
The offices of Pepper Hamilton LLP,
The New York Times Building, 37th Floor,
620 Eighth Avenue, New York, New York 10018-1405

  November 14, 2016

Dear Stockholder:

You are invited to the Annual Meeting of Stockholders of TechPrecision Corporation. We will hold the meeting at the time and place noted above. At the meeting, we will ask you to:

1.	Elect eight directors: Leonard M. Anthony, Robert A. Crisafulli, Philip A. Dur, Michael R. Holly, Robert G. Isaman, Andrew A. Levy, Richard S. McGowan, and Walter M. Schenker;
2.	Consider and ratify the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2017;

3.	Approve the adoption of the TechPrecision Corporation 2016 Equity Incentive Plan;
4.	Approve our Named Executive Officers' compensation, in an advisory vote;
5.	Approve the frequency of holding an advisory vote on our Named Executive Officers' compensation, in an advisory vote; and
6.	Transact any other business properly brought before the meeting.

Your vote is important. To be sure your vote counts and assure a quorum, please vote, sign, date and return the enclosed proxy card or voting instruction form as soon as possible, regardless of whether you plan to attend the meeting; or if you prefer and if you hold your shares through a bank, brokerage firm or other nominee, please follow the instructions on the enclosed voting instruction form for voting by Internet or by telephone, regardless of whether you plan to attend the meeting in person.

By order of our board of directors, Alexander Shen, Chief Executive Officer

You will not be admitted to the Annual Meeting of Stockholders without proper identification (such as a driver's license or passport) and either proof of your ownership of our common stock or proof that you hold a valid proxy from a stockholder who held our common stock, in each case as of the record date of the Annual Meeting of Stockholders.

Registration will begin at 9:15 a.m. Eastern Time.  Please allow ample time for check-in. Please bring proper identification and evidence of either your stock ownership or the grant of any valid proxy you hold with you in order to be admitted to the Annual Meeting of Stockholders.  If your shares (or the shares of the stockholder who granted you the proxy) are held in the name of a bank, broker, or other nominee holder and you plan to attend the Annual Meeting of Stockholders in person, please bring a copy of your broker statement, the proxy card mailed to you by your bank or broker or other proof of ownership of our common stock (or the equivalent proof of ownership as of the close of business on the record date of the stockholder who granted you the proxy).

Cameras, cell phones, recording equipment, and other electronic devices will not be permitted at the meeting.

PROXY STATEMENT

This Proxy Statement, the accompanying proxy card and our Annual Report to Stockholders for our fiscal year ending March 31, 2016 ("fiscal 2016") are being mailed, beginning on or about November 16, 2016, to owners of shares of common stock, par value $0.0001 per share ("Common Stock"), of TechPrecision Corporation (referred to as "we," "us," "our," "TechPrecision," or the "Company") in connection with the solicitation of proxies by our board of directors for our Annual Meeting of Stockholders (the "Annual Meeting"). This proxy procedure is necessary to permit all stockholders, many of whom are unable to attend the Annual Meeting in person, to vote. Our board of directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 8, 2016.

The proxy statement and the annual report to stockholders are available at
http://www.techprecision.com/reports_and_proxy.html

Table of Contents

Pg.

Information About Voting	1
Solicitation of Proxies	1
Agenda Items	1
Who Can Vote	1
How to Vote	1
Use of Proxies	2
Broker Non-Votes	2
Revoking a Proxy or Changing Your Vote	2
Quorum Requirement	3
Vote Required for Action	3
Recommendation of our Board of Directors	3
Proposal One – Election of Directors	4
Corporate Governance	4
Directors/Nominees	4
Executive Officers	6
Information About our Board of Directors	6
Meetings	6
Independence	6
Board Structure and Role in Risk Oversight	7
Director Nomination Process	7
Stockholder Communications	8
Committees	8
Board of Directors Compensation	9
Security Ownership of TechPrecision	10
Security Ownership of Certain Beneficial Owners and Management	10
Executive Compensation	11
Summary Compensation Table	11
Outstanding Equity Awards at Fiscal Year-End Table	12
Employment Agreements	12
2006 Long-Term Incentive Plan	14
Compensation Policies and Practices and Risk Management	14
Related Party Transactions	14
Certain Relationships and Related Transactions	14
Proposal Two - Ratification of the Selection of Marcum LLP as our Independent Registered Public Accounting Firm for the Fiscal year Ending March 31, 2017	15
Audit Committee Report	15
Principal Accountant Fees	16
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services	16
Proposal Three – Approval of the TechPrecision 2016 Equity Incentive Plan	17
Purpose of the 2016 Plan	17
Shares Available under the 2016 Plan	17
Expected Dilution	17
New Plan Benefits	18
Interest of Certain Persons in the 2016 Plan	18
2016 Plan Summary	18
Proposal Four – Advisory Vote to Approve the Compensation of our Named Executive Officers	21
Proposal Five – Advisory Vote on Whether the Advisory Vote to Approve the Compensation of our Named Executive Officers Should Occur Every One, Two or Three Years	22
Other Matters	23
Other Business to be Conducted at the Annual Meeting	23
Section 16(a) Beneficial Ownership Reporting Compliance	23
Stockholder Proposals for the 2017 Annual Meeting	23
Expenses Relating to this Proxy Solicitation	23
Householding	23
Where You Can Find More Information	24
Appendix A	A-1

INFORMATION ABOUT VOTING

Solicitation of Proxies

Our board of directors is soliciting proxies for use at the Annual Meeting on December 8, 2016 at 10:00 a.m., Eastern Time, at the offices of Pepper Hamilton LLP, located at the New York Times Building, 37th Floor, 620 Eighth Avenue, New York, New York 10018-1405, and any adjournments of that meeting.

Agenda Items

The agenda for the Annual Meeting is to:

1.	Elect eight directors: Leonard M. Anthony, Robert A. Crisafulli, Philip A. Dur, Michael R. Holly, Robert G. Isaman, Andrew A. Levy, Richard S. McGowan, and Walter M. Schenker;

2.	Consider and ratify the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2017;

3.	Approve the adoption of the TechPrecision Corporation 2016 Equity Incentive Plan (the "2016 Plan");
4.	Approve our Named Executive Officers' compensation, in an advisory vote;

5.	Approve the frequency of holding an advisory vote on our Named Executive Officers' compensation, in an advisory vote; and

6.	Transact any other business properly brought before the meeting.

Who Can Vote

You can vote at the Annual Meeting if you are a holder of Common Stock on the record date.  The record date is the close of business on November 11, 2016.  You will have one vote for each share of Common Stock.  As of November 11, 2016, there were 28,824,593 shares of Common Stock outstanding and entitled to vote.

How to Vote

For Shares Held Directly in the Name of the Stockholder

If you hold your shares in registered form and not through a bank, brokerage firm or other nominee, you may vote your shares in one of two ways:

•	In Person. If you choose to vote in person, you can come to the Annual Meeting and cast your vote in person; or

•
Voting By Mail.  If you choose to vote by mail, complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted at the Annual Meeting for all of the director nominees, in favor of each of proposals 2, 3, and 4 listed above under "Agenda Items," and in favor of "one year" with respect to the vote on the frequency of an advisory vote on our Named Executive Officers.

For Shares Held Through a Bank, Brokerage Firm or Other Nominee

If you hold your shares through a bank, brokerage firm or other nominee, you may vote your shares in any one of three ways:

•
In Person.  If you choose to vote in person at the Annual Meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee authorizing you to vote at the Annual Meeting.  You can then come to the Annual Meeting and cast your vote in person;

•
Voting By Mail.  If you choose to vote by mail, complete and return to your bank, brokerage firm or other nominee the voting instruction form provided to you by your bank, brokerage firm or other nominee; or

•
Voting By Telephone or Internet.  If you choose to vote by telephone or Internet, vote in accordance with instructions set forth on the voting instruction form provided to you by your bank, brokerage firm or other nominee.

Use of Proxies

Unless you tell us on the proxy card to vote differently, we will vote shares represented by signed and returned proxies: (i) FOR all of the nominees for director listed in this proxy statement; (ii) FOR the ratification of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2017; (iii) FOR the approval of the adoption of the 2016 Plan; (iv) FOR the approval of the compensation of our Named Executive Officers, in an advisory vote; and (v) FOR a frequency of an advisory vote on the compensation of our Named Executive Officers every year, in an advisory vote.  We do not now know of any other matters to come before the Annual Meeting.  If they do, proxy holders will vote shares represented by proxies according to their best judgment.

Broker Non-Votes

A broker non-vote occurs when banks, brokerage firms or other nominees holding shares on behalf of a stockholder do not receive voting instructions from the stockholder by a specified date before the Annual Meeting and do not have discretionary authority to vote those undirected shares on specified matters under applicable rules. Banks or brokerage firms have this discretionary authority with respect to the ratification of the independent registered public accountants (Proposal No. 2), but do not  have such discretionary authority with respect to the election of directors (Proposal No. 1), approval of the 2016 Plan (Proposal No. 3), approval of the compensation of our Named Executive Officers (Proposal No. 4), and selection of the frequency of an advisory vote on the compensation of our Named Executive Officers (Proposal No. 5). If you are the beneficial owner of shares of our Common Stock that are held of record by a bank, brokerage firm or other nominee and do not provide such holder with voting instructions on matters with respect to which it does not have discretionary authority, there will be a broker non-vote with respect to your shares on each such matter.

Revoking a Proxy or Changing Your Vote

For Shares Held Directly in the Name of the Stockholder

If you hold your shares in registered form and not through a bank, brokerage firm or other nominee, you may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

•	Submitting a later-dated proxy by mail;

•	Sending a written notice to our corporate secretary. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the Annual Meeting to:

TechPrecision Corporation
1 Bella Drive
Westminster, MA 01473
Attention:  Corporate Secretary

Or

•
Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not in and of itself revoke your proxy. You also must vote your shares at the Annual Meeting in order to effectively revoke your previously delivered proxy.

For Shares Held Through a Bank, Brokerage Firm or Other Nominee

If you hold your shares through a bank, brokerage firm or other nominee, you may change your vote at any time by:

•	Submitting a later-dated voting instruction form by mail to your bank, brokerage firm or other nominee;

•	Submitting a later-dated telephone or Internet vote in accordance with instructions set forth on the voting instruction form provided to you by your bank, brokerage firm or other nominee; or

•
Attending the Annual Meeting and voting in person.  Your attendance at the Annual Meeting will not in and of itself revoke your voting instructions to your bank, brokerage firm or other nominee.  You also must vote your shares at the Annual Meeting in order to effectively revoke your previously delivered voting instructions.  In order, however, to vote your shares at the Annual Meeting, you must obtain a legal proxy, executed in your favor, from your bank, brokerage firm or other nominee to be able to vote at the Annual Meeting.

Quorum Requirement

We need a quorum of stockholders to hold a valid Annual Meeting.  A quorum will be present if the holders of at least a majority of the outstanding Common Stock entitled to vote at the Annual Meeting either attend the Annual Meeting in person or are represented by proxy.  Votes withheld and broker non-votes will be considered to be represented for purposes of determining a quorum.

Vote Required for Action

A plurality of the votes cast is required for the election of the directors to serve until the next annual meeting of stockholders, or until their successors are duly elected and qualified.  This means that the eight director nominees with the most votes will be elected. Only votes "for" or "withheld" affect the outcome.

 Approval of the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2017 will require the affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, assuming a quorum is present. Abstentions and broker non-votes will not be counted as votes for or against this proposal and will have no effect on the outcome of the vote.

Approval of the adoption of the 2016 Plan will require the affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, assuming a quorum in present. Abstentions and broker non-votes will not be counted as votes for or against this proposal and will have no effect on the outcome of the vote.

Approval the compensation of our Named Executive Officers will require the affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, assuming a quorum is present. The vote to approve the compensation of our Named Executive Officers is advisory, and therefore not binding on us or our board of directors. Our board of directors values the opinions of our stockholders and to the extent there is any significant vote against the compensation of our Named Executive Officers as disclosed in this Proxy Statement, we will consider our stockholders' concerns and evaluate whether any actions are necessary to address those concerns.

Approval of the frequency of an advisory vote on the compensation of our Named Executive Officers will require the affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, assuming a quorum is present. In the event that none of the options of every one year, every two years or every three years for the frequency of the vote on the compensation of our Named Executive Officers receives the required vote for approval, the frequency that receives the highest number of votes will be considered by our board of directors to be the stockholders' preference, as expressed on an advisory basis.

Recommendation of our Board of Directors

As to the proposals to be voted on at the Annual Meeting, our board of directors unanimously recommends that you vote:

•	FOR Proposal No. 1, for the election of the nominees to our board of directors;

•	FOR Proposal No. 2, for the ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2017;

•	FOR Proposal No. 3, for the approval of the 2016 Plan;

•	FOR Proposal No. 4, for the advisory approval of the compensation of our Named Executive Officers; and

•	FOR, with respect to Proposal No. 5, a frequency of once every year for the frequency of stockholder advisory votes on the compensation of our Named Executive Officers.

PROPOSAL ONE – ELECTION OF DIRECTORS

Our board of directors currently consists of five directors, each of whose terms will expire at this Annual Meeting. In advance of the Annual Meeting, our board of directors unanimously approved an increase in the size of our board of directors from five members to eight members. Our eight nominees for director this year are Leonard M. Anthony, Robert A. Crisafulli, Philip A. Dur, Michael R. Holly, Robert G. Isaman, Andrew A. Levy, Richard S. McGowan, and Walter M. Schenker. Messrs. Anthony, Dur, Holly, Isaman, and Levy are incumbents who were previously elected by our stockholders at our 2012 Annual Meeting of Stockholders. Messrs. Crisafulli, McGowan, and Schenker were recommended by one of our stockholders and nominated by our board of directors to stand for election at the Annual Meeting. Biographical information about the nominees is provided below under "Corporate Governance-Directors/Nominees."

 We expect each nominee be able to serve if elected. If any nominee is unable to serve, proxies will be voted in favor of the remainder of those nominees and for such substitute nominee as may be selected by our board of directors.  The term of office of each person elected as a director will continue for one year, until his or her successor is duly elected and qualified, or until his or her earlier resignation, removal or death.  The eight nominees receiving the highest number of FOR votes shall be elected as directors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF LEONARD M. ANTHONY, ROBERT A. CRISAFULLI, PHILIP A. DUR, MICHAEL R. HOLLY,  ROBERT G. ISAMAN, ANDREW A. LEVY, RICHARD S. MCGOWAN, AND WALTER M. SCHENKER TO OUR BOARD OF DIRECTORS.

CORPORATE GOVERNANCE

Directors/Nominees

Information about the nominees is provided below.  Messrs. Anthony, Dur, Holly, Isaman, and Levy currently serve on our board of directors:

Leonard M. Anthony, 62, has been a member of our board of directors since September 2010. Mr. Anthony currently serves as the non-executive Chairman of our board of directors and has served as the Chairman of our board of directors since January 1 2013. From May 13, 2013 through November 17, 2014, Mr. Anthony served as TechPrecision's Executive Chairman. Mr. Anthony's primary professional activity, since September 2008, has been serving on the board of directors for MRC Global Inc. where he chairs the audit committee. Previously, Mr. Anthony served as the President and Chief Executive Officer of WCI Steel, Inc., an integrated producer of custom steel products, from December 2007 to October 2008. He was also a member of the board of directors of WCI Steel from December 2007 to October 2008. From April 2005 to August 2007, Mr. Anthony was the Executive Vice President and Chief Financial Officer of Dresser-Rand Group Inc., a global supplier of rotating equipment solutions to the oil, gas, petrochemical and processing industries. Mr. Anthony has more than 25 years of financial and operational management experience. Mr. Anthony earned a B.S. in Accounting from Pennsylvania State University, an M.B.A. from the Wharton School of the University of Pennsylvania and an A.M.P. from Harvard Business School.

Mr. Anthony's significant executive and board experience within the steel manufacturing industry qualifies him to engage in our assessment of our business and growth opportunities, as well as to provide insight into corporate governance and management best practices among peer companies.

Robert A. Crisafulli, 62, is a nominee for director on our board of directors. Since December 2007, Mr. Crisafulli has served as Executive Vice President Tax of Aircastle Limited, a publicly traded international aircraft leasing company. From January 2007 to December 2007, Mr. Crisafulli served as Vice President of Finance, Tax and Treasurer of InfoNXX, Inc., a privately held international telecommunications company. From 2005 to 2006, Mr. Crisafulli served as Vice President of Tax of PanAmSat, a publically traded international telecommunications company. From 2001 to 2005, Mr. Crisafulli served as Managing Director of Bridge East Capital, an international private equity and financial advisory firm. From 1999 to 2000, Mr. Crisafulli served as Senior Vice President, Chief Financial Officer, Treasurer of Mosler Inc., a physical and electronic security firm. From 1998 to 1999, Mr. Crisafulli was Partner – Mergers and Acquisitions Practice at KPMG LLP. Mr. Crisafulli is a certified public accountant and holds a B.B.A. in accounting from Adelphi University and an M.B.A. in Taxation from St. John's University.

Mr. Crisafulli's significant background in the areas of tax and finance, including with public companies, and his experience as a certified public accountant will enable him to provide our board of directors with additional insight into finance and accounting matters.

Philip A. Dur, 72, has been a member of our board of directors since October 2009 and currently serves as Chairman of the compensation committee of our board of directors (the "Compensation Committee"). Since 2006, Mr. Dur has served on the board of directors at Kennametal, Inc. From October 2001 until his retirement in December 2005, Mr. Dur served as Corporate Vice President, Northrop Grumman Corporation, a global defense/aerospace company, and President, Northrop Grumman Ship Systems Sector. Earlier in his private sector career, Mr. Dur held executive leadership positions at Northrop Grumman Electronic Systems, Tenneco Inc. and Tenneco Automotive. Prior to entering the private sector, Mr. Dur served in the United States Navy, attaining the rank of Rear Admiral. Among his assignments were Commander of the SARATOGA Battle Group and Director of the Naval Strategy Division. Mr. Dur holds a Ph.D. in Political Economy and Government and a M.P.A. from Harvard University, as well as master's and undergraduate degrees from the University of Notre Dame.

Mr. Dur's significant management experience from his years of service in the military and private sectors, including his service on other boards of directors, enables him to contribute both to our strategic and industry-related decision-making, as well as to discussions of our management and corporate governance.

Michael R. Holly, 70, has been a member of our board of directors since March 2006 and currently serves as Chairman of the audit committee of our board of directors (the "Audit Committee"). Since 2004, Mr. Holly has been a private investor and consultant. From 1996 until 2004, Mr. Holly was managing director of Safeguard International Fund, L.P., a private equity fund of which Mr. Holly was a founding partner. While at Safeguard International Fund, L.P., Mr. Holly worked extensively with industrial companies, including those engaged in precision manufacturing for aerospace and other industrial sectors. Mr. Holly is a certified public accountant and has a B.S. in Economics from Mount St. Mary's University.

Mr. Holly brings to our board of directors an extensive background in private investment, including in industrial companies, as well as financial expertise, and provides advice and leadership with respect to our financial health and the execution of our growth strategies. As a certified public accountant, Mr. Holly chairs the Audit Committee and serves as a financial expert on the Audit Committee.

Robert G. Isaman, 55, has been a member of our board of directors since December 2012. Since 2012, Mr. Isaman has served as an Operating Partner at Kohlberg & Company, a leading U.S. private equity fund which acquires middle market companies.  From 2010 to 2012, Mr. Isaman was Chief Executive Officer of Stolle Machinery Company, LLC, a market leader in the metal/composite container-making equipment industry.  From 2007 to 2009, Mr. Isaman was President at Terex Construction and Roadbuilding, with responsibility for divisions generating $2.7 billion in revenue that design, manufacture, distribute and provide aftermarket services for a wide variety of roadbuilding and construction vehicles and equipment.  Prior to that, Mr. Isaman spent 21 years at United Technologies Corporation, a diversified industrial manufacturer, in a number of positions of increasing responsibility, including serving as Vice President of Marketing and Field Operations of Otis Elevator Company in Hong Kong, S.A.R. from 2001 to 2002 and as President of Otis Elevator (China) Investment, Ltd. in Beijing, China from 2002 to 2005, before rising to the position of President of Fire Safety Americas, UTC Fire & Security in 2006.  Mr. Isaman holds a B.S. in Marketing from the University of Maryland and an M.B.A. from the George Washington University.

Mr. Isaman brings to our board of directors substantial industry experience combined with a track record of growing businesses, both organically and through acquisitions and joint ventures.  In addition to his strong international experience in business operations and growth, especially in the Asia Pacific region, our board of directors believes that Mr. Isaman is a valuable asset to our strategic planning and growth process.

Andrew A. Levy, 70, has been a member of our board of directors since March 2009. Since 1978, Mr. Levy has served as Chief Executive Officer of Redstone Capital, a small investment banking firm. Mr. Levy was appointed Chief Executive Officer of Esco Marine, Inc., a ship-recycling company, in April 2014, to reorganize the company. Esco Marine, Inc. filed for protection under Chapter 11 of the  U.S. Bankruptcy Code in March 2015. Mr. Levy has been a director of Esco from January 2004 to present. Mr. Levy holds a B.S. in Engineering from Yale University and a J.D. from Harvard Law School.

Mr. Levy combines an engineering background that enables him to understand the operational aspects of our business with an investment banking background, which qualifies him to engage in assessments of our financial health and the execution of the our growth strategies.

Richard S. McGowan, 62, is a nominee for director on our board of directors.  Mr. McGowan principal occupation since 2008 has been as a private investor.  From June 2014 until July 2016, Mr. McGowan served on the board of directors of Cleveland Biolabs, Inc., a publicly-traded biopharmaceutical company focused on the immune system, serving as chairman of its board from April 2015 to July 2016, chairman of its compensation committee from 2014 until 2016, and on its audit and nominating and governance committees from 2015 until 2016. From 1995 to 2009, Mr. McGowan served as Of Counsel to Weitz & Luxenberg, P.C., a national law firm. From 2000 to 2008, Mr. McGowan was a partner and President of SFB Holdings, a private investment company that sought to purchase and turn around sub-producing micro-cap companies. Mr. McGowan holds a B.A. in History from the State University of New York at Stony Brook and a J.D. from University of Boston School of Law.

Mr. McGowan's extensive investment experience, and in particular his focus on growing the business of microcap companies, will be an asset as we look to execute on our strategies to grow our business.

Walter M. Schenker, 69, is a nominee for director on our board of directors. Since 2010, Mr. Schenker has served as a Principal at MAZ Capital Advisors, a brokerage/investment banking firm. From 1999 to 2010, Mr. Schenker was a Principal at Titan Capital Management, LLC, a registered investment adviser and hedge fund. Mr. Schenker currently serves on the board of directors of Sevcon, Inc., a global supplier of control and power solutions for zero-emission, electric and hybrid vehicles, where he is chairman of the compensation committee and a member of the audit committee.

In 2007, TCMP3 Partners, L.P., its general partner TCMP3 Capital, LLC, its investment manager Titan Capital Management, LLC, and portfolio managers Steven E. Slawson and Mr. Schenker consented to the entry of a final judgment in an action brought by the Securities and Exchange Commission regarding their activities in connection with certain unregistered securities offerings. Without admitting or denying the allegations of the complaint, Mr. Schenker consented to the entry of a final judgment permanently enjoining him from future violations of Section 5 of the Securities Act of 1933 and requiring him to pay a civil penalty.

Mr. Schenker holds a B.S. from Cornell University and an M.B.A. in Finance from Columbia University.

Mr. Schenker's experience serving on the board of directors of a publicly traded company and his vast experience investing in both public and private companies will enable him to provide our board of directors with insight into how to best manage the Company and execute our growth strategy.

Executive Officers

The following table sets forth the name, age and principal position of each of our executive officers as of the date of this Proxy Statement:

Name	Age	Position
Alexander Shen	54	Chief Executive Officer
Thomas Sammons	61	Chief Financial Officer

Alexander Shen was appointed Chief Executive Officer of TechPrecision on November 14, 2014. Mr. Shen also serves as President of our Ranor, Inc. and Wuxi Critical Mechanical Components Co., Ltd. subsidiaries. Mr. Shen has experience in a broad range of industries including metal fabrication, automotive, contract manufacturing, safety and security, and industrial distribution.  Prior to joining us, Mr. Shen served in 2013 as President of SIB Development and Consulting, a firm specializing in fixed, monthly cost reduction. Mr. Shen served as President of Tydenbrooks Security Products Group, a security products company, from July 2011 to December 2012. Mr. Shen served as President and Chief Executive Officer of Burgon Tool Steel Company between January 2009 and June 2011, and served as Chief Executive Officer of Ryerson Mexico & Vice President – International for Ryerson, Inc., a multi-national distributor and processor of metals, from 2007 to 2009. Mr. Shen was Division General Manager & Chief Operating Officer at Sumitomo Electric Group from 1998 to 2007, focused on automotive electrical and electronic products.  Mr. Shen holds a B.S. in Engineering from Michigan State University.

Thomas Sammons, became our Chief Financial Officer in October 2015. Mr. Sammons, has served as Vice President, Finance, of Ranor, Inc. since March 9, 2015.  Prior to joining TechPrecision, Mr. Sammons served as the financial controller of Xchanging Services, Inc., an international provider of technology-enabled business processing, technology and procurement services, from February 2012 through February 2015 and as international controller and business unit controller at Ryerson, Inc., from May 2005 through January 2012.  Mr. Sammons holds certifications as a Certified Management Accountant and a Certified Financial Manager and holds a B.S. in Business Administration from SUNY, Empire State College and an M.B.A. from Cornell University.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Meetings

During fiscal 2016, our board of directors held six meetings, the Audit Committee held five meetings and the Compensation Committee held one meeting.  All incumbent directors attended at least 90% of the total number of meetings of our board of directors and all committees of our board of directors on which they served.  While we encourage all members of our board of directors to attend annual meetings of stockholders, there is no formal policy as to their attendance.  The Company did not hold an annual meeting of stockholders in 2015.

Independence

We evaluate the independence of our directors in accordance with the listing standards of the Nasdaq Stock Market, LLC ("Nasdaq"), and the regulations promulgated by the Securities and Exchange Commission ("SEC").  These rules and regulations require that a majority of the members of a company's board of directors must qualify as "independent," as affirmatively determined by our board of directors.

After review of all relevant transactions and relationships between each director, or any of his or her family members, and us, our senior management and our independent registered public accounting firm, our board of directors affirmatively has determined that the following directors are independent directors within the meaning of the Nasdaq listing standards: Philip A. Dur, Michael R. Holly, Robert G. Isaman and Andrew A. Levy. Mr. Anthony is a member of both the Audit and Compensation Committees but is not considered to be an independent director within the meaning of the Nasdaq listing standards.  Despite Mr. Anthony not being independent, we feel that, in light of his familiarity with the Company and the energy he puts forth in fulfilling his duties as a director of the Company and a member of the Audit Committee and the Compensation Committee, Mr. Anthony's membership on the Audit Committee and the Compensation Committee is required by the best interest of the Company and its stockholders.  Our board of directors has also determined that if elected, each of Messrs. Crisafulli, McGowan, and Schenker would qualify as an independent director within the meaning of the Nasdaq listing standards.

Board Structure and Role in Risk Oversight

Leonard M. Anthony currently serves as the non-executive Chairman of our board of directors and has served as the Chairman of our board of directors since January 1, 2013.  Our board of directors has not adopted any formal policies regarding board leadership and has determined that it should have the flexibility of operating with either a non-executive independent Chairman or an executive Chairman as appropriate.  While it is currently not the case, if our Chief Executive Officer or another insider serves as Chairman of our board of directors in the future, we would anticipate that a lead independent director, elected by the independent directors, would preside over executive sessions of the independent directors.

The Audit Committee takes an active risk oversight role by meeting with our senior management team on a regular basis and reviewing and approving key risk policies and risk tolerances. The Audit Committee is responsible for ensuring that we have in place a process for identifying, prioritizing, managing, and monitoring our critical risks. Furthermore, our board of directors, with input from the Audit Committee, regularly evaluates our management infrastructure, including personnel competencies and technologies and communications, to ensure that key risks are being properly evaluated and managed. The Compensation Committee reviews any risks associated with our compensation practices.

Director Nomination Process

Our board of directors does not have a nominating committee, but rather the entire board of directors participates in the process of identifying and evaluating candidates for our board of directors. Until the Annual Meeting, our board of directors consists of five directors.  The board of directors believes that given the small size of the board of directors, a separate nominating committee was not necessary.  In light of the expansion of the board of directors to eight members as of the Annual Meeting, the board of directors will consider the need for a nominating committee.

The process followed by our board of directors to identify and evaluate candidates includes requests to members of our existing directors and others (including, where appropriate, professional search firms) for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates.  In considering whether to recommend any candidate for inclusion in our board of directors' slate of recommended director nominees, including candidates recommended by stockholders, our board of directors considers many factors.

Our board of directors does not have a diversity policy; however, its goal is to nominate candidates from a broad range of experiences and backgrounds who can contribute to our board of directors' deliberations by reflecting a range of perspectives, thereby increasing its overall effectiveness.  In identifying and recommending nominees for positions on our board of directors, our board of directors places primary emphasis on the candidate's personal and professional integrity, experience in corporate management, knowledge of our business and industry, experience as a board member of another publicly held company, diversity of experience in substantive matters pertaining to our business, and practical and mature business judgment.  Our board of directors does not assign specific weights to particular factors and no particular factor is a prerequisite for each nominee.  We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities.  In the case of an incumbent director whose term of office is set to expire, our board of directors reviews such director's overall service to us during the director's term.  In the case of a new director candidate, our board of directors reviews whether the nominee is "independent," based on applicable listing standards of Nasdaq and applicable SEC rules and regulations, if necessary.

Stockholders may recommend individuals to our board of directors for consideration as potential director candidates by timely submitting their name, along with the additional information and materials required by our by-laws, to TechPrecision Corporation, 1 Bella Drive, Westminster, MA 01473, Attention:  Corporate Secretary.  Our by-laws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary.  Please see the section of this Proxy Statement titled "Stockholder Proposals for the 2017 Annual Meeting" for more information regarding the submission of stockholder nominations and other proposals.

Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, our board of directors will evaluate those candidates by following the same process, and applying the same criteria, discussed above.

Stockholder Communications

We have a process by which stockholders may communicate with our board of directors. Stockholders who wish to communicate with our board of directors may do so by sending written communications addressed to the board of directors of TechPrecision Corporation, c/o Corporate Secretary, 1 Bella Drive, Westminster, MA 01473.  Our corporate secretary will forward all mail received at our corporate office that is addressed to our board of directors or any particular director.

Committees

Our board of directors has two standing committees: the Audit Committee and the Compensation Committee.

Audit Committee

The members of the Audit Committee are Mr. Holly (Chairman), Mr. Anthony and Mr. Isaman.  Our board of directors has determined that Mr. Holly, who is the Chairman of the Audit Committee, is an "audit committee financial expert" as that term is defined under the applicable rules and regulations of the SEC. Our board of directors has determined that Messrs. Holly and Isaman each satisfy the independence standards for the Audit Committee established by the applicable rules and regulations of the SEC and Nasdaq.  As Mr. Anthony served as our Executive Chairman from May 13, 2013 through November 17, 2014, he does not satisfy the independence standards for our Audit Committee established by the applicable rules and regulations of the SEC and Nasdaq because he was employed by the Company during the past three years.  Despite Mr. Anthony not being independent, we feel that, in light of his familiarity with the Company and the energy he puts forth in fulfilling his duties as a director of the Company and a member of the Audit Committee, Mr. Anthony's membership on the Audit Committee is required by the best interest of the Company and its stockholders.

The primary purpose of the Audit Committee is to oversee the quality and integrity of our accounting and financial reporting processes and the audit of our financial statements. The Audit Committee is responsible for selecting, compensating, overseeing and terminating our independent registered public accounting firm.

The Audit Committee charter is posted and can be viewed in the "Investor Relations" section of our website at www.techprecision.com.

Compensation Committee

The members of the Compensation Committee are Mr. Dur (Chairman), Mr. Anthony and Mr. Holly.  Our board of directors has determined that Messrs. Holly and Dur each satisfy the independence standards for the Compensation Committee established by the applicable rules and regulations of the SEC and Nasdaq.  As Mr. Anthony served as our Executive Chairman from May 13, 2013 through November 17, 2014, he does not satisfy the independence standards for our Compensation Committee established by the applicable rules and regulations of the SEC and Nasdaq because he was employed by the Company during the past three years.  Despite Mr. Anthony not being independent, we feel that, in light of his familiarity with the Company and the energy he puts forth in fulfilling his duties as a director of the Company and a member of the Compensation Committee, Mr. Anthony's membership on the Compensation Committee is required by the best interest of the Company and its stockholders.
The Compensation Committee is responsible for, among other things, reviewing and recommending to our board of directors the annual salary, bonus, stock compensation and other benefits of our executive officers, including our Chief Executive Officer and Chief Financial Officer; reviewing and providing recommendations regarding compensation and bonus levels of other members of senior management; reviewing and making recommendations to our board of directors on all new executive compensation programs; reviewing the compensation of our board of directors; and administering our equity incentive plans.
The Compensation Committee may delegate any or all of its duties or responsibilities to a subcommittee of the Compensation Committee, to the extent consistent with the Company's organizational documents and all applicable laws, regulations and rules of markets in which the Company's securities trade, as applicable.
In connection with the Compensation Committee's consideration of director compensation for past and future service, Mr. Shen and Mr. Sammons provided the Compensation Committees with certain compensation data and other information.
The Compensation Committee charter is posted and can be viewed in the "Investor Relations" section of our website at www.techprecision.com.

Board of Directors Compensation

Fees and Equity Awards for Non-Employee Directors

The current fee structure for non-employee directors is as follows:

Fee Category	Fees
Quarterly Retainer	$6,000
In-person Meeting Fee (Quarterly)	$2,500
Telephonic Meeting Fee	$500
Audit & Compensation Committee Chairs - Annual Retainer	$8,000
Non-executive Chairman – Annual Retainer	$12,000

Each of our directors has waived any compensation he was entitled to receive as a director, effective as of January 1, 2014. Our board of directors expects to implement a new compensation structure for directors at the first meeting of our board of directors held following the Annual Meeting.

In addition, our 2006 Long-Term Incentive Plan, as amended (the "2006 Plan"), provided for the grant of non-qualified options to purchase 50,000 shares, exercisable in installments, to each newly elected non-employee director and annual grants of 10,000 options to purchase shares of Common Stock commencing with the third year of service as a director, as described under the heading "Executive Compensation – 2006 Long-Term Incentive Plan." The 2006 Plan expired under its own terms on February 23, 2016.

Director Compensation Table

The following table sets forth compensation paid to each director who served during the year ended March 31, 2016.  Mr. Anthony currently serves as the non-executive Chairman of our board of directors and has served as the Chairman of our board of directors since January 1, 2013. From May 13, 2013 through November 17, 2014, Mr. Anthony served as our Executive Chairman. Messrs. Holly and Dur chair the Audit Committee and Compensation Committee, respectively.

Name	Fees Earned (1)	Option Awards (2)	All Other Compensation	Totals
Philip A. Dur	$-	$821	$-	$821
Michael R. Holly	$-	$821	$-	$821
Andrew A. Levy	$-	$-	$-	$-
Robert G. Isaman	$-	$-	$-	$-
Leonard M. Anthony	$-	$821	$-	$821

(1)	Our board of directors waived all fees that would have been received for serving on the board of directors during fiscal 2016.
(2)	Represents the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718.

Grants to Directors for Prior Service to the Company

In December 2014, each non-employee director waived any compensation owed to them for their service to the Company.   Accordingly, members of our board of directors have not received any compensation for their service on our board of directors since January 1, 2014.  On November 10, 2016, our board of directors determined that it would grant shares of Common Stock to each of our directors as compensation for their service to the Company during the period from January 1, 2014 to November 10, 2016.  Accordingly, our board of directors granted 600,000 shares of Common Stock to Mr. Anthony, 250,000 shares of Common Stock to each of Mr. Dur and Mr. Holly, and 200,000 shares of Common Stock to Mr. Isaman and Mr. Levy. The grant of shares of Common Stock to Mr. Anthony also recognizes his uncompensated service as Executive Chairman of the Company during the period from January 1, 2014 to November 17, 2014. These shares of Common Stock granted to our directors collectively had a value of $780,000 on the date of grant.

SECURITY OWNERSHIP OF TECHPRECISION

Security Ownership of Certain Beneficial Owners and Management

Listed below are the only individuals and entities known by TechPrecision (through their Section 13 filings), excluding directors and Named Executive Officers, to own more than 5% of the outstanding Common Stock as of November 11, 2016.

Name	Shares	Percentage(1)
Somerset Capital Advisors, LLC(2) 1120 Avenue of the Americas, Suite 1506 New York, NY 10036	1,743,129	6.05%

(1)	The percentages are calculated on the basis of 28,824,593 shares of Common Stock outstanding as of November 11, 2016.
(2)
This information is based solely on the Schedule 13G amendment filed with the SEC on February 16, 2016 by Somerset Capital Advisors, LLC ("Somerset"), which provides beneficial ownership as of December 31, 2015. Somerset reports shared voting power with respect to all of its shares of Common Stock. Somerset disclaims beneficial ownership of these shares.

The following table provides information as to shares of Common Stock beneficially owned, as of November 11, 2016, by:

•	each director and nominee for director;
•	each Named Executive Officer (as defined below); and
•	all directors and Named Executive Officers as a group.

Except as otherwise indicated, each person has the sole power to vote and dispose of all shares of Common Stock listed opposite his name. Each person is deemed to own beneficially shares of Common Stock which are issuable upon exercise of options if they are exercisable within 60 days of November 11, 2016.

Name	Shares	Percentage(1)
Andrew A. Levy (2)	1,822,100	6.31%
Walter M. Schenker (3)	1,388,073	4.82%
Leonard M. Anthony (4)	785,000	2.71%
Alexander Shen (5)	666,667	2.26%
Michael Holly (6)	497,500	1.72%
Richard S. McGowan (7)	480,314	1.67%
Robert G. Isaman (8)	400,000	1.38%
Philip A. Dur (9)	395,000	1.37%
Thomas Sammons (10)	166,667	*
Richard F. Fitzgerald	67,500	*
Robert A. Crisafulli	0	0%
All officers and directors as a group (eight individuals) (11)	4,800,434	15.90%
* Less than 1%

(1)
The percentages are calculated for each person or group separately because shares of our common stock subject to options to acquire Common Stock that are currently exercisable or exercisable within 60 days of November 11, 2016 are considered outstanding and beneficially owned by the person holding such options but not for the purpose of calculating the percentage ownership of any other person. As a result, the percentage for each person is calculated by dividing (x) the number of shares reported in the table as beneficially owned by such person, by (y) 28,824,593 shares (which represents the number of shares of Common Stock outstanding as of November 11, 2016) plus the number of shares that such person has the right to acquire beneficial ownership of within 60 days of November 11, 2016 as indicated in the footnotes below.

(2)	Includes 50,000 shares of Common Stock issuable upon the exercise of stock options granted to Mr. Levy that may be exercised within 60 days of November 11, 2016.
(3)
This information is based solely on the notice of intent to nominate directors provided to the Company on October 5, 2016 by MAZ Partners LP ("MAZ Partners"), which provides beneficial ownership as of that date. Includes 1,330,073 shares of Common Stock reported as being held of record by MAZ Partners and 58,000 shares of Common Stock reported as being held by Mr. Schenker in his IRA account. MAZ Capital Advisors, LLC is the General Partner of MAZ Partners LP, and Walter Schenker is the sole member and manager of MAZ Capital Advisors, LLC.  Mr. Schenker disclaims beneficial ownership of the 1,330,073 shares of Common Stock reported as being held of record by MAZ Partners.

(4)	Includes 165,000 shares of Common Stock issuable upon the exercise of stock options granted to Mr. Anthony that may be exercised within 60 days of November 11, 2016.
(5)	Includes 666,667 shares of Common Stock issuable upon the exercise of stock options granted to Mr. Shen that may be exercised within 60 days of November 11, 2016.
(6)	Includes 112,500 shares of Common Stock issuable upon the exercise of stock options granted to Mr. Holly that may be exercised within 60 days of November 11, 2016.
(7)	This information is based solely on the notice of intent to nominate directors provided to the Company on October 5, 2016 by MAZ Partners, which provides beneficial ownership as of that date.
(8)	Includes 100,000 shares of Common Stock issuable upon the exercise of stock options granted to Mr. Isaman that may be exercised within 60 days of November 11, 2016.
(9)	Includes 105,000 shares of Common Stock issuable upon the exercise of stock options granted to Mr. Dur that may be exercised within 60 days of November 11, 2016.
(10)	Includes 166,667 shares of Common Stock issuable upon the exercise of stock options granted to Mr. Sammons that may be exercised within 60 days of November 11, 2016.

(11)
Includes 1,365,834 shares of Common Stock issuable upon the exercise of stock options granted to our directors and Named Executive Officers that may be exercised within 60 days of November 11, 2016.  Does not include shares of Common Stock owned by nominees for director.

EXECUTIVE COMPENSATION

Summary Compensation Table

Set forth below is information for the fiscal years indicated relating to the compensation of (i) each person who served as our principal executive officer during fiscal 2016, (ii) our most highly compensated executive officer other than the principal executive officer who was serving as an executive officer at the end of fiscal 2016 and (iii) an individual who would have been included in the tables below as one of our most highly compensated executive officers but for the fact that he was not an executive officer at March 31, 2016. Collectively, such individuals are referred to as our "Named Executive Officers."

Name and Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Alexander Shen, Chief Executive Officer (2)	2016 2015 2014	$275,000 $211,538 -	$206,250 $165,000 -	$33,054 - -	$ 1,716(5) $58,996(5) -	$516,020 $437,434 -
Thomas Sammons, Chief Financial Officer (3)	2016 2015 2014	$195,865 - -	$100,000 - -	$27,684 - -	$47,149(6) - -	$370,698 - -
Richard Fitzgerald, Former Chief Financial Officer (4)	2016 2015 2014	$142,039 $259,700 $259,700	- - -	$7,191 $81,933 $77,227	$2,600(7) $4,800(7) $4,800(7)	$151,830 $346,433 $341,727

(1)
These amounts reflect the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. Key assumptions in calculating these amounts are outlined in Note 12 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2016.

(2)
On June 23, 2014, Mr. Shen was appointed to the position of President of the Company's subsidiary, Ranor, Inc., with an annual base salary of $275,000.   Effective November 17, 2014, Mr. Shen was appointed as the Company's Chief Executive Officer while also continuing to serve as President of Ranor.

(3)	On October 23, 2015, Mr. Sammons was appointed to the position of Chief Financial Officer of the Company with an annual base salary of $200,000.
(4)	Mr. Fitzgerald served as Chief Financial Officer of the Company until October 23, 2015. Upon his resignation, he transitioned into a consulting role with the Company.
(5)
Other compensation paid to Mr. Shen in fiscal 2016 includes reimbursement of temporary living expenses of $1,716. Other compensation paid to Mr. Shen in fiscal 2015 includes a primary residence relocation allowance of $35,000 plus reimbursement of temporary living expenses of $23,996.

(6)	Other compensation paid to Mr. Sammons in fiscal 2016 includes a primary residence relocation allowance of $35,000, plus reimbursement of temporary living expenses of $12,149.
(7)	Mr. Fitzgerald received an automobile allowance of $400 per month.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date

Alexander Shen (1)	333,333	666,667	$0.08	August 11, 2025
Thomas Sammons (2)	166,667	333,333	$0.17	January 20, 2026

(1)	Options granted to Mr. Shen on August 12, 2015 vest in three equal annual installments beginning on the grant date.
(2)	Options granted to Mr. Sammons on January 21, 2016 vest in three equal annual installments beginning on the grant date.

In accordance with the 2006 Plan, all options previously granted to Mr. Fitzgerald expired in accordance with their terms on January 23, 2016.

Employment Agreements

At March 31, 2016, we had employment and other compensation-related agreements with each of our Named Executive Officers.

Alexander Shen Employment Agreement

We executed an employment agreement with Mr. Shen on November 17, 2014 (the "CEO Employment Agreement") to engage Mr. Shen for the position of Chief Executive Officer.  The terms of the CEO Employment Agreement provide that Mr. Shen will report directly to our board of directors and others at the direction of the board at such time and in such detail as the board shall reasonably require and his duties and responsibilities shall consist of such powers, duties and responsibilities as are customary for the office of Chief Executive Officer of a company similar in size and stature to the Company.

Pursuant to the CEO Employment Agreement, Mr. Shen receives an annual base salary of $275,000 and was awarded a one-time grant of options to purchase 1,000,000 shares of Common Stock, which vest in three equal amounts on the date of grant and each of the subsequent two anniversaries of the date of grant. The exercise price of the options is equal to the market price as of the grant date. Mr. Shen is also eligible for an annual cash performance bonus based upon our financial performance as determined by our board of directors and targeted at up to 60% of Mr. Shen's annual base salary.  The CEO Employment Agreement provided that the Company was required to pay no less than one-half of the targeted bonus amount for fiscal 2015.  Mr. Shen is entitled to participate fully in our employee benefit plans and programs. Mr. Shen will also be reimbursed for reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties and responsibilities as Chief Executive Officer.  Under the terms of the CEO Employment Agreement, Mr. Shen is also entitled to temporary living expenses and a relocation allowance of $35,000 at the time of his relocation to the Westminster, Massachusetts area.

Pursuant to the terms of the CEO Employment Agreement and subject to Mr. Shen's execution of a release of claims in favor of the Company, in the event we terminate Mr. Shen's employment without "cause" (as defined in the CEO Employment Agreement) or Mr. Shen resigns his employment for "good reason" (as defined in the CEO Employment Agreement) at any time during the six month period following a change in control, we will be required to pay Mr. Shen an amount equal to one year of his base salary paid in equal installments in accordance with our payroll policies. We may terminate the CEO Employment Agreement for cause at any time upon seven days written notice, during which period Mr. Shen may contest his termination before our board of directors.

Mr. Shen will have the obligation not to disclose our confidential information or trade secrets to anyone following termination of the CEO Employment Agreement. Mr. Shen is also subject to a covenant not to compete with us for a period of 12 months following termination of the CEO Employment Agreement.

Thomas Sammons Employment Agreement

On March 31, 2016, we entered into an Employment Agreement with Thomas Sammons (the "Sammons Employment Agreement"), which is effective as of January 20, 2016 and governs Mr. Sammons's employment as our Chief Financial Officer.  Pursuant to the Sammons Employment Agreement, Mr. Sammons will: (i) receive an annual base salary of $200,000; (ii) receive an award of stock options to purchase 500,000 shares of Common Stock pursuant to 2006 Plan with an exercise price equal to the fair market value of the Common Stock on the grant date and which shall vest in substantially equal amounts on the date of initial grant and each of the subsequent two anniversaries of the date of grant; and (iii) be eligible for an annual cash performance bonus of up to 50% of base salary, subject to goals and objectives set by the Chief Executive Officer and our board of directors.  Under the Sammons Employment Agreement, Mr. Sammons also will be eligible to participate in Company benefits provided to other senior executives as well as benefits available to Company employees generally. Under the terms of the Sammons Employment Agreement, Mr. Sammons is also entitled to temporary living expenses and a relocation allowance of $35,000 at the time of his relocation to the Westminster, Massachusetts area.

The Sammons Employment Agreement also provides for certain severance payments to Mr. Sammons in the event of his termination.  Subject to Mr. Sammons execution of a release of claims in favor of the Company, if Mr. Sammons is terminated without "cause" (as defined in the Sammons Employment Agreement) or Mr. Sammons terminates his employment for "good reason" (as defined in the Sammons Employment Agreement) at any time during the six month period following a change in control, he will be entitled to receive continuation of his base salary for twelve months following termination of his employment.

In addition to the compensation and severance arrangements described above, the Sammons Employment Agreement contains customary provisions (i) prohibiting Mr. Sammons from divulging to third parties or using confidential information or trade secrets of the Company; (ii) confirming that all intellectual work products generated by Mr. Sammons during the term of his employment with the Company are the sole property of the Company; and (iii) prohibiting Mr. Sammons from competing against the Company, including by soliciting the Company's employees or its current or prospective clients, until the one year anniversary of the termination of his employment.

Richard F. Fitzgerald Employment and Separation Agreements

We executed an employment agreement with Mr. Fitzgerald on March 23, 2009 (the "Fitzgerald Employment Agreement") to engage Mr. Fitzgerald for the position of Chief Financial Officer. The terms of the Fitzgerald Employment Agreement provided that Mr. Fitzgerald report directly to our board of directors and our Chief Executive Officer and his duties included directing the preparation of budgets, financial forecasts and strategic planning, as well as establishing major economic objectives and policies for us and ensuring compliance with SEC reporting obligations.

Upon his execution of the Fitzgerald Employment Agreement, Mr. Fitzgerald received a signing bonus of $25,000. Pursuant to the Fitzgerald Employment Agreement, Mr. Fitzgerald received an annual base salary of $195,000 and was awarded a one-time grant of options to purchase 150,000 shares of Common Stock, which vested in three equal parts over three years. The exercise price of the options was equal to the market price as of the grant date or $0.49 per share. Mr. Fitzgerald was also eligible for an annual cash performance bonus based upon our financial performance as determined by our board of directors. Mr. Fitzgerald was entitled to participate fully in our employee benefit plans and programs. Mr. Fitzgerald was also reimbursed for reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties and responsibilities as Chief Financial Officer. On June 4, 2012, our board of directors approved an annual base salary of $259,700 for Mr. Fitzgerald, effective as of July 1, 2012.

On March 19, 2014, our board of directors approved an award of 90,000 shares of restricted Common Stock to Mr. Fitzgerald under the 2006 Plan. On August 12, 2015, our board of directors approved the vesting of all 90,000 shares of restricted Common Stock.  In connection with the vesting of the restricted common stock, Mr. Fitzgerald surrendered 22,500 shares of the vested Common Stock to the Company to satisfy tax withholding obligations in connection with the vesting.

On October 23, 2015, Mr. Fitzgerald resigned as Chief Financial Officer of the Company.  On June 21, 2016, we entered into a Termination, Separation and Release Agreement (the "Separation Agreement") with Mr. Fitzgerald.  The Separation Agreement is dated and effective as of June 14, 2016. The Separation Agreement concludes Mr. Fitzgerald's employment relationship with the Company.  Pursuant to the Separation Agreement, Mr. Fitzgerald will provide services as a consultant to the Company until October 23, 2016, as set forth in the Separation Agreement, and the Company will pay Mr. Fitzgerald, in scheduled installments through May 2017, an aggregate amount of $216,666.70.  In addition, the Company will pay up to $7,953.65 for legal expenses incurred by Mr. Fitzgerald in connection with negotiating and entering into the Separation Agreement. Mr. Fitzgerald's covenants contained in the Fitzgerald Employment Agreement not to disclose our confidential information or trade secrets and not to compete with us for a period of 12 months following termination of the Fitzgerald Employment Agreement were reaffirmed in the Separation Agreement.

In addition to the compensation arrangements described above, the Separation Agreement contains customary provisions relating to non-disparagement and includes provisions for a general release of claims.

2006 Long-Term Incentive Plan

Under the 2006 Plan, each newly elected independent director received at the time of his election, stock options with a term of five years to purchase 50,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of his or her election. These options vested as to 30,000 shares of Common Stock on the date of grant and 10,000 shares of Common Stock on each of the first and second anniversaries of the grant date. The 2006 Plan also provided for an annual option grant of 10,000 shares of Common Stock to directors beginning on July 1 after the third anniversary of a director's election to our board of directors.

As of November 11, 2016, there were outstanding options that were issued under the 2006 Plan to purchase 1,958,500 shares of Common Stock with a weighted-average exercise price of $0.587. This amount included options to purchase 347,500 shares of Common Stock issued to our independent directors and options to purchase 1,500,000 shares of Common Stock issued to our executive officers.

Pursuant to its terms, the 2006 Plan terminated on February 23, 2016, provided that any awards outstanding on such date will continue to be governed by the terms and conditions of the 2006 Plan and the applicable award agreement.

Compensation Policies and Practices and Risk Management

One of the responsibilities of the Compensation Committee is to ensure that our compensation programs are structured so as to discourage inappropriate risk-taking.  We believe that our existing compensation practices and policies for all employees, including executive officers, mitigate against this risk by, among other things, providing a meaningful portion of total compensation in the form of equity incentives.  These equity incentives are awarded with either staggered or cliff vesting over several years, so as to promote long-term rather than short-term financial performance and to encourage employees to focus on sustained stock price appreciation.  In addition, our existing compensation policies attempt to discourage employees from taking excessive risks to achieve individual performance objectives such as annual cash incentive compensation and long-term incentive compensation which are based upon balanced company-wide, business unit and individual performance and base salaries structured so as to be consistent with an employee's responsibilities and general market practices.  The Compensation Committee is responsible for monitoring our existing compensation practices and policies and investigating applicable enhancements to align our existing practices and policies with avoidance or elimination of risk and the enhancement of long-term stockholder value.

RELATED PARTY TRANSACTIONS

Certain Relationships and Related Transactions

Related Party Transaction Policy

All transactions with related parties are subject to approval by the Audit Committee. As part of its review of related party transactions, the Audit Committee generally seeks to obtain evidence regarding whether the terms of the related party transaction are market-based. The Audit Committee relies on such information, in addition to other transaction-specific factors, in its review and approval of related party transactions.

Related Party Transactions

We are not aware of any transactions, since the beginning of the last fiscal year, or any proposed transactions, in which the Company was a party, where the amount involved exceeded $120,000 and in which a director, executive officer, holder of more than 5% of our Common Stock, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

PROPOSAL TWO – RATIFICATION OF THE SELECTION OF MARCUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2017

The Audit Committee has selected Marcum LLP ("Marcum") as our independent registered public accounting firm for the fiscal year ending March 31, 2017.

The Audit Committee has recommended that the stockholders vote for ratification of the appointment of Marcum as our independent registered public accounting firm. A representative of Marcum is expected to attend the Annual Meeting and will have the opportunity to make a statement and/or respond to appropriate questions from stockholders present at the Annual Meeting.

Neither our by-laws nor other governing documents or laws require stockholder ratification of the appointment of Marcum as our independent registered public accounting firm. However, the Audit Committee is submitting the appointment of Marcum to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Marcum. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our stockholders.

The affirmative vote of the majority of the votes represented by the holders of shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of Marcum.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF MARCUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2017.

AUDIT COMMITTEE REPORT

The Audit Committee Report that follows shall not be deemed to "soliciting material" or "filed" with the SEC and shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent we incorporate such Report by specific reference.

In fulfilling its responsibilities with respect to the Company's audited financial statements for the year ended March 31, 2016, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements with management and Marcum;

•	Discussed with Marcum the matters required by the applicable requirements of the Public Company Accounting Oversight Board concerning the conduct of the audit; and
•
Received the written disclosures and the letter from Marcum regarding its communications with the Audit Committee concerning independence, as required by the Public Company Accounting Oversight Board, and has discussed with Marcum  the firm's independence.

Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations, including the effectiveness of internal control over financial reporting. Marcum was responsible for performing an independent audit of our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. Marcum had full access to the Audit Committee to discuss any matters they deem appropriate.

In reliance upon the review and discussions referred to above, the Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2016.

The Audit Committee
Michael R. Holly, Chairman
Leonard M. Anthony
Robert G. Isaman

PRINCIPAL ACCOUNTANT FEES

The following is a summary of fees for professional services rendered by Marcum for the years ended March 31, 2016 and 2015:

	Year ended March 31,
	2016	2015
Audit fees	$219,426	$201,135
Audit related fees	15,000	67,549
Tax fees	-	-
Total	$234,426	$268,684

Audit fees. Audit fees represent fees for professional services performed by Marcum for the audit of our annual financial statements and the review of our quarterly financial statements, as well as services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-related fees. Audit-related fees represent fees for assurance and related services performed by Marcum that are reasonably related to the performance of the audit or review of our financial statements and are traditionally performed by the independent registered public accounting firm. These include services related to consultation with respect to special procedures required to meet certain regulatory requirements.

Tax fees. There were no fees paid to Marcum for tax compliance services for the fiscal years ended March 31, 2016 and 2015.

All other fees. There were no other fees paid to Marcum for the fiscal years ended March 31, 2016 and 2015.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The independent registered public accounting firm and our management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. All services provided by the independent registered public accounting firm in fiscal 2016 and fiscal 2015 were pre-approved by the Audit Committee.

PROPOSAL THREE - APPROVAL OF THE TECHPRECISION 2016 EQUITY INCENTIVE PLAN
Our board of directors, upon the recommendation of the Compensation Committee, approved the 2016 Plan on November 10, 2016, subject to approval by our stockholders at the Annual Meeting. The 2016 Plan will succeed the 2006 Plan and will apply to awards granted after the Annual Meeting. We have designed the 2016 Plan to reflect our commitment to having best practices in both compensation and corporate governance. The 2016 Plan provides for a share reserve of 5,000,000 shares of Common Stock, or approximately 17.3% of the shares of Common Stock outstanding as of November 11, 2016. Approval of the 2016 Plan is desired to continue our company-wide equity compensation program.
The defense and aerospace contract manufacturing business is highly competitive for talent at all levels of our organization. Equity compensation is a critical component of our compensation program. If stockholders do not approve the 2016 Plan, then we believe the Company will be at a competitive disadvantage within our industry. Our board of directors believes that the 2016 Plan is essential to our success and in motivating executives and other employees to strive to enhance our growth and profitability.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE TECHPRECISION CORPORATION 2016 EQUITY INCENTIVE PLAN.

Purpose of the 2016 Plan
Equity compensation is fundamental to our compensation philosophy and core objectives of pay for performance, sustaining and strengthening the business, and aligning employees with stockholders.
The purposes of the 2016 Plan are to: (a) enable the Company and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.
Shares Available under the 2016 Plan
In the event that this Proposal No. 3 is not approved, we do not anticipate that we can grant options to any potential new employees. Without a stockholder-approved equity plan, we would rely on cash-settled awards as our sole method of incentive-based compensation. We believe this would not be in our stockholders' best interests as it would remove incentives aligning our employees and our senior leaders with stockholders to drive firm-wide performance and create long-term stockholder value.
At the time of its expiration on February 23, 2016, there were 764,006 shares available for grant under the 2006 Plan. During the year ended March 31, 2016, we granted approximately 1,530,000 shares from the 2006 Plan as part of our regular grant program to our senior executives and non-employee directors, and we believe the shares proposed to be reserved under the 2016 Plan will be sufficient for the next five years. The 5,000,000 shares for which we are seeking approval are necessary in order to allow us to continue our equity compensation program as we have with recent annual grants.
Expected Dilution
We recognize that some stockholders focus on the potential dilutive effect of a company's equity plan. Aggregate potential dilution is intended to be a measure of the total potential stockholder dilution posed by an equity plan, which we calculate on a "fully-diluted" basis by dividing (a) outstanding equity grants plus shares available for future grant, by (b) the total common shares outstanding plus outstanding equity grants plus shares available for future equity grants.
Based on the total number of outstanding equity awards and the number of shares of Common Stock that are issued and outstanding as of November 11, 2016, the total potential stockholder dilution resulting from issuing all shares authorized under the 2016 Plan, if approved, plus the Company's outstanding equity grants would be approximately 14.8%.
Below is a summary of the potential dilution associated with the proposed 2016 Plan. The shares listed in the table are as of November 11, 2016.
Share Allocation & Potential Dilution from Incentive Plan
Requested Shares under 2016 Plan (including outstanding and unexercised options issued under the 2006 Plan)	5,000,000
Shares of Common Stock Issued and Outstanding	28,824,593
Total Shares	33,824,593
Potential Dilution including 2016 Plan	14.8%

New Plan Benefits
Upon the approval of the 2016 Plan by the stockholders of the Company and the filing of a registration statement with the SEC covering the offering of securities under the 2016 Plan, the Company intends to grant to Alexander Shen, the Company's Chief Executive Officer, a combination of shares of Common Stock and options such that, assuming the exercise of all options, Mr. Shen's grant will represent 1,000,000 shares of Common Stock.  These shares of Common Stock and options are being granted to Mr. Shen in satisfaction of a grant of 1,000,000 stock options that our board of directors authorized to be made to Mr. Shen in January 2016.  Since the time that our board of directors authorized this grant, the Company has not had sufficient shares available under the 2006 Plan to effectuate the grant and therefore deferred the making of such grant. To account for the appreciation in the value of the Common Stock underlying this grant in the time since the authorization of the grant, our board of directors determined that Mr. Shen would be granted a combination of shares of Common Stock and options, rather than only options.
The specific mix of shares of Common Stock and options to be granted to Mr. Shen will be determined based on the closing price of our Common Stock as reported by the OTC Bulletin Board on the date of grant.  The exercise price of the options to be granted to Mr. Shen will be the closing price of our Common Stock as reported by the OTC Bulletin Board on the date of grant.  Based on the closing price of our Common Stock as reported by the OTC Bulletin Board of $0.52 on November 10, 2016, Mr. Shen's grant would be composed of 634,615 shares of Common Stock and 365,385 options with an exercise price of $0.52, though the actual number of shares of Common Stock and options to be granted to Mr. Shen and their aggregate value are subject to changed based on the closing price of our Common Stock on the date of grant.  Assuming the stockholders of the Company approve the 2016 Plan, the Company expects the conditions to be satisfied and the grant to occur on the date of the Annual Meeting.
Other than with respect to the grant to Mr. Shen described above, because our Compensation Committee has discretion to grant future awards of a design and amount determined in its discretion, (i) it is not possible at present to specify the persons to whom awards will be granted under the 2016 Plan in the future or the amounts and types of individual grants and (ii) data regarding awards to be granted under the 2016 Plan may be of limited relevance to stockholders' consideration and voting on this proposal. However, it is anticipated that, among others, all of our current executive officers and non-employee directors, including our Named Executive Officers, will receive awards under the 2016 Plan. Accordingly, a new plan benefits table is not required or provided as part of this proposal.
Interest of Certain Persons in the 2016 Plan
Stockholders should understand that our executive officers and non-employee directors may be considered to have an interest in the approval of the 2016 Plan because they may in the future receive awards under it. Nevertheless, our board of directors believes that it is important to provide incentives and rewards for superior performance and the retention of experienced executive officers and directors by implementing the 2016 Plan.
2016 Plan Summary
A summary of the principal provisions of the 2016 Plan is set forth below. The summary is qualified by reference to the full text of the 2016 Plan, a copy of which is attached as Appendix A to this Proxy Statement.  All capitalized terms used in this "2016 Plan Summary" section but not otherwise defined in this Proxy Statement shall have the meanings ascribed to them in the 2016 Plan.
Purpose.  The purposes of the 2016 Plan are to: (a) enable the Company and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.
Shares Subject to the Plan.   Subject to adjustment as provided in the 2016 Plan, the maximum number of shares of Common Stock that may be issued in respect of Awards under the 2016 Plan is 5,000,000 shares (inclusive of Awards issued under the 2006 Plan that remain outstanding as of the effective date of the 2016 Plan), all of which shares may be issued in respect of Incentive Stock Options.  Any shares of Common Stock issued under the 2016 Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Any shares of Common Stock issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the 2016 Plan.  In the event of any stock dividend, recapitalization, forward stock split or reverse stock split, reorganization, division, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event that affects our Common Stock, the Compensation Committee shall make appropriate adjustment in the number and kind of shares authorized by the 2016 Plan and covered under outstanding awards as it determines appropriate and equitable.  Shares of our Common Stock subject to awards that expire unexercised or are otherwise forfeited shall again be available for awards under the 2016 Plan.
Annual Limits.  In accordance with the requirements under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the maximum number of shares of Common Stock underlying awards (including options, restricted stock, restricted stock units and performance awards) that may be granted during a calendar year to any individual participant shall be 20% of the Plan Limit.

Eligibility.  Employees, directors, consultants, and other individuals who provide services to the Company or its affiliates are eligible to be granted awards under the 2016 Plan (any such person who is granted an award under the 2016 Plan, a "Participant"); provided, however, that only employees of the Company or any parent company or subsidiary of the Company are eligible to be granted Incentive Stock Options. As of November 10, 2016, approximately 100 employees and five non-employee directors will be eligible to participate in the 2016 Plan. As of November 10, 2016, the closing price of our Common Stock was $0.52 per share.
Plan Administration.  The 2016 Plan shall be administered by the Compensation Committee. Any action of the Compensation Committee in administering the 2016 Plan shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, affiliates, their respective employees, directors, consultants, and other individuals who provide services to the Company or its affiliates, persons claiming rights from or through Participants, and stockholders of the Company. The Compensation Committee will have full authority to grant awards under the 2016 Plan and determine the terms of such awards.
Awards.    The 2016 Plan authorizes the award of stock options, restricted stock awards, restricted stock units, and performance awards. The terms of an award will be set forth by the Compensation Committee in an individual award agreement.
Options.  An option entitles the holder to purchase from us a stated number of shares of Common Stock. The award agreement shall state whether such grant is an Incentive Stock Option ("ISO") or a Non-Qualified Stock Option ("NQO").  An ISO may only be granted to an employee of ours or our affiliates (provided applicable law so permits). The Compensation Committee will specify the number of shares of Common Stock subject to each option and the exercise price for such option, provided that the exercise price may not be less than the fair market value (as such term is defined in the 2016 Plan) of a share of Common Stock on the date the option is granted.  Notwithstanding the foregoing, if ISOs are granted to any 10% stockholder, the exercise price shall not be less than 110% of the fair market value of a share of Common Stock on the date the ISO is granted.  All options shall be exercisable in accordance with the terms of the applicable award agreement.  The maximum term of an option shall be determined by the Compensation Committee on the date of grant but shall not exceed 10 years (or 5 years in the case of ISOs granted to any 10% stockholder). In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of the Common Stock with respect to which such ISOs become exercisable for the first time during any calendar year cannot exceed $100,000. ISOs granted in excess of this limitation will be treated as NQOs.
If a Participant terminates employment with us (or our affiliates) due to death or disability, the Participant's unexercised options may be exercised, to the extent they were exercisable on the termination date, for a period of twelve (12) months from the termination date or until the expiration of the original term of the option, if shorter. If the Participant terminates employment with us (or our affiliates) for cause (as such term is defined in the 2016 Plan), all unexercised options (whether vested or unvested) shall terminate and be forfeited on the termination date. If the Participant's employment terminates for any other reason, any vested but unexercised options may be exercised by the Participant, to the extent exercisable at the time of termination, for a period of three months from the termination date (or such time as specified by the Compensation Committee at the time of grant) or until the expiration of the original term of the option, whichever period is shorter. Unless otherwise provided by the Compensation Committee, any options that are not exercisable at the time of termination of employment shall terminate and be forfeited on the termination date.
Restricted Stock.  A restricted stock award is a grant of shares of Common Stock, which may or may not be subject to forfeiture restrictions during a restriction period.  The Compensation Committee will determine the price, if any, to be paid by the Participant for each share subject to a restricted stock award.  The Compensation Committee may condition the expiration of the restriction period, if any, upon: (i) the Participant's continued service over a period of time with us or our affiliates; (ii) the achievement by the Participant, us or our affiliates of any other performance goals set by the Compensation Committee; or (iii) any combination of the above conditions as specified in the award agreement.  If the specified conditions are not attained, the Participant will forfeit the portion of the restricted stock award with respect to which those conditions are not attained, and the underlying Common Stock will be forfeited to us. At the end of the restriction period, if the conditions, if any, have been satisfied, the restrictions imposed will lapse with respect to the applicable number of shares of Common Stock. During the restriction period, a Participant will have the right to vote the shares of Common Stock underlying the restricted stock, however, unless otherwise provided by the Compensation Committee, all dividends will remain subject to restriction until the shares of Common Stock with respect to which the dividend was issued lapses. Our board of directors may, in its discretion, accelerate the vesting and delivery of shares of restricted stock.
Restricted Stock Units ("RSUs").  RSUs are granted in reference to a specified number of shares of Common Stock and entitle the holder to receive, following the holder's continued service over a specified period of time or upon achievement of specific performance goals established by the Compensation Committee or any combination of the above as set forth in the applicable award agreement, one share of Common Stock for each such share covered by the RSU.

Performance Awards.  The Company may grant options, restricted stock or RSUs with vesting conditioned based upon the achievement of specified performance goals.  Performance goals may be linked to a variety of factors including the Participant's completion of a specified period of employment or service with us or an affiliated company. Additionally, performance goals can include objectives stated with respect to us, an affiliated company or a business unit and are limited to one or more of the following:
•	specified levels of or increases in revenue, operating income, pre-tax earnings or income, return on capital, equity measures/ratios (on a gross, net, pre-tax or post-tax basis), including basic earnings per share, diluted earnings per share, total earnings, operating earnings, earnings growth, EBIT, EBITDA, or operational cash flow;

•	completion of acquisitions or business expansion;
•	operating efficiency;
•	implementation or completion of critical projects or related milestones;
•	gross margin;
•	inventory shrink;
•	vendor allowances;
•	inventory turns;
•	inventory levels;
•	distribution center productivity levels;
•	customer service levels;
•	customer or employee satisfaction;
•	development of new markets;
•	financial ratios;
•	strategic initiatives;
•	improvement in or attainment of operating expense levels;
•	improvement in or attainment of capital expense levels;
•	the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, the Company's bank debt or other public or private debt or financial obligations;
•	the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in all or a portion of controllable expenses or costs or other expenses or costs;
•	individual objectives; and
•	budget and expense management.

Change in Control.  In the event of a change in control (as defined in the 2016 Plan), the Compensation Committee may, on a Participant-by-Participant basis (i) accelerate the vesting of some or all outstanding options and terminate such options immediately prior to the change in control, provided the Participant has been given prior written notice of the change in control and of the Compensation Committee's intention to cancel the options, (ii) fully vest and/or accelerate some or all of the restriction period for any awards, (iii) terminate the award immediately prior to the change in control, provided the Participant has been given prior written notice of the change in control and the Compensation Committee's intention to cancel the award, further provided, however, that during such notice period, the Participant will be able to give notice of exercise of any portion of the award that will become vested upon the change in control (with the actual exercise being contingent on the occurrence of the change in control), (iv) after giving the Participant a chance to exercise any outstanding options, terminate any or all of such unexercised options, (v) cancel any outstanding awards with respect to all shares of Common Stock for which the award remains unexercised or for which the award is subject to forfeiture in exchange for a cash payment equal to the excess (if any) of the fair market value of the award over the exercise price of an option, or the unpaid purchase price (if any) of restricted stock, (vi) require that the award be assumed by the successor corporation or that awards for shares or other interest in the successor corporation with equivalent value be substituted for such award, or (vii) take such other action as the Compensation Committee deems reasonable under the circumstances to permit the participant to realize the value of the award.

PROPOSAL FOUR – ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are asking our stockholders to vote to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement, including the section titled "Executive Compensation," and any related material as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act") . This proposal, commonly known as a "Say-On-Pay" proposal, gives our stockholders the opportunity to express their views on our Named Executive Officer compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.
This vote is advisory, and therefore not binding on the Company, the Compensation Committee or our board of directors. Our board of directors and the Compensation Committee value the opinions of the stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our stockholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
We believe that the policies and procedures articulated in the "Executive Compensation" section of this Proxy Statement are effective in achieving the Company's goals and that the executive compensation reported in this Proxy Statement was appropriate and aligned with fiscal 2016 results.  Before voting, we encourage our stockholders to read the "Executive Compensation" section of this Proxy Statement for additional details about our executive compensation programs and Named Executive Officer compensation in fiscal 2016. We are asking stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL FIVE – ADVISORY VOTE ON WHETHER THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS SHOULD OCCUR EVERY ONE, TWO OR THREE YEARS
As discussed in Proposal No. 4, our board of directors values the input of our stockholders regarding the Company's executive compensation practices. As contemplated by the Dodd-Frank Wall Street Reform and Consumer Protection Act, stockholders are also invited to express their views, on an advisory (non-binding) basis, on how frequently advisory votes on the compensation of our Named Executive Officers, such as Proposal No. 4, will occur. By voting on this Proposal No. 5, stockholders may indicate whether they would prefer an advisory vote on our Named Executive Officer compensation once every year, every two years, or every three years.
After careful consideration of this Proposal No. 5, our board of directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company at this time, and therefore our board of directors recommends that you vote for the advisory vote on our Named Executive Officer compensation to occur every year.
You may cast your advisory vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstaining from voting.  Approval of the frequency of an advisory vote on the compensation of our Named Executive Officers will require the affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, assuming a quorum is present.  In the event that none of the options of every one year, every two years or every three years for the frequency of the vote on the compensation of our Named Executive Officers receives the required vote for approval, the frequency that receives the highest number of votes will be considered by our board of directors to be the stockholders' preference, as expressed on an advisory basis.
Stockholders are not voting to approve or disapprove of the board of directors' recommendation of a frequency of three years. Rather, stockholders are voting their shares in favor of their preferred frequency for future stockholder advisory votes on our Named Executive Officer compensation. Because this vote is advisory and not binding on the Company or our board of directors, our board of directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to our compensation programs. A scheduling vote similar to this will occur at least once every six years.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A FREQUENCY OF ONCE EVERY YEAR FOR THE FREQUENCY OF STOCKHOLDER ADVISORY VOTES ON OUR NAMED EXECUTIVE OFFICER COMPENSATION.

OTHER MATTERS

Other Business to be Conducted at the Annual Meeting

We know of no other matters to be acted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent according to their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other of our equity securities. To our knowledge, since April 1, 2015, all reports required to be filed pursuant to Section 16(a) were filed on a timely basis, except for the following:

•	Leonard Anthony filed a Form 4 on July 22, 2015 for a transaction that occurred on July 1, 2015;
•	Philip Dur filed a Form 4 on July 22, 2015 for a transaction that occurred on July 1, 2015;
•	Michael Holly filed a Form 4 on July 22, 2015 for a transaction that occurred on July 1, 2015;
•	Alexander Shen filed a Form 4 on September 14, 2015 for a transaction that occurred on August 12, 2015;
•	Richard Fitzgerald filed a Form 4 on September 14, 2015 for a transaction that occurred on August 12, 2015;
•	Thomas Sammons filed a Form 4 on April 8, 2016 for a transaction that occurred on January 21, 2016; and
•	Robert Isaman filed a Form 4 on September 12, 2016 for transactions that occurred on July 6 and 7, 2016.

Stockholder Proposals for the 2017 Annual Meeting

Stockholders may nominate director candidates and make proposals to be considered at the Company's 2017 Annual Meeting of Stockholders (the "2017 Annual Meeting"). In accordance with our by-laws, any stockholder nominations of one or more candidates for election as directors at the 2017 Annual Meeting or any other proposal for consideration at the 2017 Annual Meeting must be received by us at the address set forth below, together with certain information specified in our by-laws, not less than 60 days (October 9, 2017) nor more than 90 days (September 9, 2017) prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, such nomination or proposal must be received by the Company no later than the later of 70 days prior to the date of such annual meeting and the 10th day following the day on which public disclosure of the date of such annual meeting was made.

In addition to being able to present proposals for consideration at the 2017 Annual Meeting, stockholders may also be able to have their proposals included in our proxy statement and form of proxy for the 2017 Annual Meeting. In order to have a stockholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to us at the address set forth below not later than August 10, 2017, and the stockholder must otherwise comply with the applicable requirements of the SEC and our by-laws. If the stockholder complies with these requirements for inclusion of a proposal in our proxy statement and form of proxy, the stockholder need not comply with the notice requirements described in the preceding paragraph.

A copy of the full text of the provisions of our by-laws discussed above may be obtained by writing to our corporate secretary and all notices and nominations referred to above must be sent to our corporate offices at the following address: TechPrecision Corporation, 1 Bella Drive, Westminster, MA 01473, Attention: Corporate Secretary.

Expenses Relating to this Proxy Solicitation

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our directors, officers, and employees may solicit proxies in person or by telephone, facsimile, or electronic transmission without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of our stock and obtaining the proxies of those owners. We regularly retain the services of Hayden IR to assist with our investor relations and other stockholder communications issues. Hayden IR may assist in the solicitation of proxies but will not receive any additional compensation for these services.

Householding

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements for two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for TechPrecision.

Some banks, brokers and other nominee record holders may follow the practice of sending only one copy of TechPrecision's Proxy Statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.
If you prefer, we will promptly deliver a separate copy of the document to you if you request one by writing or calling as follows: TechPrecision Corporation, 1 Bella Drive, Westminster, MA 01473, Attention: Corporate Secretary; Telephone 978-874-0591.  If you want to receive separate copies of the Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the address and phone number above.
Where You Can Find More Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov or at www.techprecision.com.
Upon request of any stockholder, a copy of TechPrecision's Annual Report on Form 10-K for the fiscal year ended March 31, 2016, including a list of the exhibits thereto, may be obtained, without charge, by writing to TechPrecision Corporation, 1 Bella Drive, Westminster, MA 01473, Attention: Corporate Secretary.

Whether or not you expect to be present at the Annual Meeting, please sign and return the enclosed proxy promptly. Your vote is important.

By order of the board of directors of TECHPRECISION CORPORATION

Alexander Shen
November 14, 2016	Chief Executive Officer

Appendix A

TECHPRECISION CORPORATION

2016 EQUITY INCENTIVE PLAN

SECTION 1.  Purpose; Definitions.  The purposes of the Techprecision Corporation 2016 Equity Incentive Plan (the "Plan") are to: (a) enable Techprecision Corporation (the "Company") and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.

For purposes of the Plan, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:

(a)            "Affiliate" means, with respect to a Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

(b)            "Applicable Law" means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal, state and foreign securities law, federal, state and foreign tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted.

(c)            "Award" means an award of Options, Restricted Stock, Restricted Stock Units or Performance Awards made under this Plan.

(d)            "Award Agreement" means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(e)            "Board" means the Board of Directors of the Company, as constituted from time to time.

(f)            "Cause" means with respect to any Participant, unless otherwise defined in the Participant's employment agreement, service agreement or signed offer letter: (i) the Participant's habitual intoxication or drug addiction; (ii) the Participant's violation of the Company's written policies, procedures or codes including, without limitation, those with respect to harassment (sexual or otherwise) and ethics; (iii) the Participant's refusal or willful failure by the Participant to perform such duties as may reasonably be delegated or assigned to him, consistent with his position; (iv) the Participant's willful refusal or willful failure to comply with any requirement of the Securities and Exchange Commission or any securities exchange or self-regulatory organization then applicable to the Company; (v) the Participant's willful or wanton misconduct in connection with the performance of his or her duties including, without limitation, breach of fiduciary duties; (vi) the Participant's breach (whether due to inattention, neglect, or knowing conduct) of any of the material provisions of his or her employment or service agreement, if any; (vii) the Participant's conviction of, guilty, no contest or nolo contendere plea to, or admission or confession to any felony (other than driving while intoxicated or driving under the influence of alcohol) or any act of fraud, misappropriation, embezzlement or any misdemeanor involving moral turpitude; (viii) the Participant's dishonesty detrimental to the best interest of the Company; (ix) the Participant's involvement in any matter which, in the opinion of the Company's Chief Executive Officer (or, in the case of the Chief Executive Officer, the Committee), is reasonably likely to cause material prejudice or embarrassment to the Company's business; or (x) solely in the case of a Non-Employee Director, any other action by the Participant which the Committee determines constitutes "cause."  Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines "cause," then with respect to such Participant, "Cause" shall have the meaning defined in such other agreement.

(g)            "Change in Control" shall mean the occurrence of any of the following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total power to vote for the election of directors of the Company; (ii) during any twelve month period, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 1(g)(i), Section 1(g)(iii), Section 1(g)(iv) or Section 1(g)(v) hereof) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period of whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; (iii) the merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); (iv) the sale or other disposition of all or substantially all of the assets of the Company; (v) a liquidation or dissolution of the Company or (vi) acceptance by shareholders of the Company of shares in a share exchange if the shareholders of the Company immediately before such share exchange do not or will not own directly or indirectly immediately following such share exchange more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from or surviving such share exchange in substantially the same proportion as their ownership of the voting securities outstanding immediately before such share exchange.

Notwithstanding anything in the Plan or an Award Agreement to the contrary, if an Award is subject to Section 409A of the Code, no event that, but for the application of this paragraph, would be a Change in Control as defined in the Plan or the Award Agreement, as applicable, shall be a Change in Control unless such event is also a "change in control event" as defined in Section 409A of the Code.

(h)            "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(i)            "Committee" means the committee designated by the Board to administer the Plan under Section 2. To the extent required under Applicable Law, the Committee shall have at least two members and each member of the Committee shall be a Non-Employee Director and an Outside Director.

(j)            "Director" means a member of the Board.

(k)            "Disability" means a condition rendering a Participant Disabled.

(l)            "Disabled" will have the same meaning as set forth in Section 22(e)(3) of the Code.

(m)            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(n)            "Fair Market Value" means, as of any date, the value of a Share determined as follows: (i) if the Shares are listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Global Select Market, the Fair Market Value of a Share will be the closing sales price for such stock as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Shares) at the close of regular hours trading on the day of determination; (ii) if the Shares are regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for Shares at the close of regular hours trading on the day of determination; or (iii) if Shares are not traded as set forth above, the Fair Market Value will be determined in good faith by the Committee taking into consideration such factors as the Committee considers appropriate, such determination by the Committee to be final, conclusive and binding.  Notwithstanding the foregoing, in connection with a Change in Control, Fair Market Value shall be determined in good faith by the Committee, such determination by the Committee to be final conclusive and binding.

(o)            "Incentive Stock Option" means any Option intended to be an "Incentive Stock Option" within the meaning of Section 422 of the Code.

(p)            "Non-Employee Director" will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

(q)            "Non-Qualified Stock Option" means any Option that is not an Incentive Stock Option.

(r)            "Normal Retirement" means retirement from active employment with the Company and any Subsidiary or Affiliate on or after age 65 or such other age as is designated by the Company, Subsidiary or Affiliate as the normal retirement age.

(s)            "Outside Director" means a member of the Board who meets the definition of an "outside director" under Section 162(m) of the Code.

(t)            "Option" means any option to purchase Shares (including an option to purchase Restricted Stock, if the Committee so determines) granted pursuant to Section 5 hereof.

(u)            "Parent" means, in respect of the Company, a "parent corporation" as defined in Sections 424(e) of the Code.

(v)            "Participant" means an employee, consultant, Director, or other service provider of or to the Company or any of its respective Affiliates to whom an Award is granted

(w)            "Performance Award" means any Award that, pursuant to Section 9, is granted, vested and/or settled upon the achievement of specified performance conditions.

(x)            "Performance Goals"  means a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain of being met before the grant of the Award) based upon, at the Committee's discretion: (i) specified levels of or increases in revenue, operating income, pre-tax earnings or income, return on capital, equity measures/ratios (on a gross, adjusted, net, pre-tax or post tax basis), including basic earnings per share, diluted earnings per share, total earnings, earnings growth, earnings before interest and taxes, or EBIT, and earnings before interest, taxes, depreciation and amortization,  EBITDA or operational cash flow; (ii) completion of acquisitions or business expansion; (iii) operating efficiency; (iv) implementation or completion of critical projects or related milestones, (v) gross margin; (vi) inventory shrink; (vii) vendor allowances; (viii) inventory turns; (ix) inventory levels; (x) distribution center productivity levels; (xi) customer service levels; (xii) customer or employee satisfaction; (xiii) employee recruiting and development; (xiv) development of new markets; (xv) financial ratios; (xvi) strategic initiatives; (xvii) improvement in or attainment of operating expense levels; (xviii) improvement in or attainment of capital expense levels; (xix) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, the Company's bank debt or other public or private debt or financial obligations; (xx) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in all or a portion of controllable expenses or costs or other expenses or costs; (xxi) individual objectives; (xxii) budget and expense management; and/or (xxiii) such other items the Committee determines to be relevant; and any combination of the foregoing.  The Committee shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals.

(y)            "Person" means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

(z)            "Plan" means the Techprecision Corporation 2016 Equity Incentive Plan herein set forth, as amended from time to time.

(aa)            "Prior Plan" means Techprecision Corporation 2006 Long-Term Incentive Plan.

(bb)            "Restricted Stock" means Shares that are subject to restrictions pursuant to Section 7 hereof.

(cc)            "Restricted Stock Unit" means a right granted under and subject to restrictions pursuant to Section 8 hereof.

(dd)            "Shares" means shares of the Company's common stock, par value $0.01, subject to substitution or adjustment as provided in Section 3(c) hereof.

(ee)            "Subsidiary" means, in respect of the Company, a subsidiary company as defined in Sections 424(f) and (g) of the Code.

SECTION 2.  Administration.  The Plan shall be administered by the Committee. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, Affiliates, their respect employees, the Participants, persons claiming rights from or through Participants and stockholders of the Company.

The Committee will have full authority to grant Awards under this Plan and determine the terms of such Awards.  Such authority will include the right to:

(a)            select the individuals to whom Awards are granted (consistent with the eligibility conditions set forth in Section 4);

(b)            determine the type of Award to be granted;

(c)            determine the number of Shares, if any, to be covered by each Award;

(d)            establish the terms and conditions of each Award;

(e)            subject to Section 9, establish the performance conditions relevant to any Award and certify whether such performance conditions have been satisfied;

(f)            approving forms of agreements (including Award Agreements) for use under the Plan;

(g)            determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 5(d);

(h)            accelerate the vesting or exercisability of an Award and to modify or amend each Award, subject to Section 10; and

(i)            extend the period of time for which an Option is to remain exercisable following a Participant's termination of service to the Company from the limited period otherwise in effect for that Option to such greater period of time as the Committee deems appropriate, but in no event beyond the expiration of the term of the Option.

The Committee will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to establish the terms and form of each Award Agreement; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise supervise the administration of the Plan.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan.

The Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not subject to the requirements of Section 16 of the Exchange Act or Section 162(m) of the Code and the rules and regulations thereunder, provided that the Committee shall have fixed the total number of Shares subject to such delegation.  Any such delegation shall be subject to the applicable corporate laws of the Commonwealth of Pennsylvania.  The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

SECTION 3.  Shares Subject to the Plan.

(a)            Shares Subject to the Plan.   Subject to adjustment as provided in Section 3(c) of the Plan, the maximum number of Shares that may be issued in respect of Awards under the Plan is 5,000,000 Shares (inclusive of Awards issued under the Prior Plan that remain outstanding as of the effective date of the Plan ) (the "Plan Limit"), all of which Shares may be issued in respect of Incentive Stock Options.  Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. Any shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the Plan.  In accordance with the requirements under Section 162(m) of the Code, the maximum number of Shares underlying Awards (including Options, Restricted Stock, Restricted Stock Units and Performance Awards) that may be granted during a calendar year to any individual Participant shall be twenty percent (20%) of the Plan Limit.

(b)            Effect of the Expiration or Termination of Awards.  If and to the extent that an Option expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Option will again become available for grant under the Plan.  Similarly, if and to the extent an Award of Restricted Stock or Restricted Stock Units is canceled or forfeited for any reason, the Shares subject to that Award will again become available for grant under the Plan.  Shares withheld in settlement of a tax withholding obligation associated with an Award, or in satisfaction of the exercise price payable upon exercise of an Option, will not become available for grant under the Plan.

(c)            Other Adjustment.  In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other like change in capital structure (other than ordinary cash dividends) to shareholders of the Company, or other similar corporate event or transaction affecting the Shares, the Committee, to prevent dilution or enlargement of Participants' rights under the Plan, shall, in such manner as it may deem equitable, substitute or adjust, in its sole discretion, the number and kind of shares that may be issued under the Plan or under any outstanding Awards, the number and kind of shares subject to outstanding Awards, the exercise price, grant price or purchase price applicable to outstanding Awards, and/or any other affected terms and conditions of this Plan or outstanding Awards.  The Committee shall not make any adjustment that would adversely affect the status of any Award that is "performance-based compensation" under Section 162(m) of the Code.

(d)            Change in Control.  Notwithstanding anything to the contrary set forth in the Plan, upon any Change in Control, the Committee may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control:

(i)            cause any or all outstanding Awards to become vested and immediately exercisable (as applicable), in whole or in part;

(ii)            cause any outstanding Option to become fully vested and immediately exercisable for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that Change in Control, cancel that Option upon closing of the Change in Control;

(iii)            cancel any unvested Award or unvested portion thereof, with or without consideration;

(iv)            cancel any Award in exchange for a substitute award;

(v)            redeem any Restricted Stock or Restricted Stock Unit for cash and/or other substitute consideration with value equal to Fair Market Value of an unrestricted Share on the date of the Change in Control;

(vi)            cancel any Option in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of Shares subject to that Option, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option, the Committee may cancel that Option without any payment of consideration therefor;

(vii)            take such other action as the Committee shall determine to be reasonable under the circumstances; and/or

(viii)            notwithstanding any provision of this Section 3(d), in the case of any Award subject to Section 409A of the Code, such Award shall vest and be distributed only in accordance with the terms of the applicable Award Agreement and the Committee shall only be permitted to use discretion to the extent that such discretion would be permitted under Section 409A of the Code.

In the discretion of the Committee, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (i) vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control, or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the Change in Control.

SECTION 4.  Eligibility.  Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company, any Parent or a Subsidiary are eligible to be granted Incentive Stock Options.

SECTION 5.  Options. Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options.  The Award Agreement shall state whether such grant is an Incentive Stock Option or a Non-Qualified Stock Option.  Any Option granted under the Plan will be in such form as the Committee may at the time of such grant approve.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:

(a)            Option Price.  The exercise price per Share under an Option will be determined by the Committee and will not be less than 100% of the Fair Market Value of a Share on the date of the grant.  However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

(b)            Option Term.  The term of each Option will be fixed by the Committee, but no Option will be exercisable more than 10 years after the date the Option is granted.  However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, may not have a term of more than 5 years.  No Option may be exercised by any Person after expiration of the term of the Option.

(c)            Exercisability.  Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Committee.

(d)            Method of Exercise.  Subject to the terms of the applicable Award Agreement, the exercisability provisions of Section 5(c) and the termination provisions of Section 6, Options may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the number of Shares to be purchased.  Such notice will be accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Committee may accept.  The Committee may, in its sole discretion, permit payment of the exercise price of an Option in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised or through means of a "net settlement," whereby the Option exercise price will not be due in cash and where the number of Shares issued upon such exercise will be equal to: (A) the product of (i) the number of Shares as to which the Option is then being exercised, and (ii) the excess, if any, of (a) the then current Fair Market Value per Share over (b) the Option exercise price, divided by (B) the then current Fair Market Value per Share.

No Shares will be issued upon exercise of an Option until full payment therefor has been made.  A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, if requested, has given the representation described in Section 15(a) hereof and fulfills such other conditions as may be set forth in the applicable Award Agreement.

(e)            Incentive Stock Option Limitations.  In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its Parent or any Subsidiary will not exceed $100,000.  For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted.  To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

(f)            Termination of Service.  Unless otherwise specified in the applicable Award Agreement or as otherwise provided by the Committee at or after the time of grant, Options will be subject to the terms of Section 6 with respect to exercise upon or following termination of employment or other service.

SECTION 6.  Termination of Service.  Unless otherwise specified with respect to a particular Option in the applicable Award Agreement or otherwise determined by the Committee, any portion of an Option that is not exercisable upon termination of service will expire immediately and automatically upon such termination and any portion of an Option that is exercisable upon termination of service will expire on the date it ceases to be exercisable in accordance with this Section 6.

(a)            Termination by Reason of Death.  If a Participant's service with the Company or any Affiliate terminates by reason of death, any Option held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of his or her death or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee , then one year from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option.

(b)            Termination by Reason of Disability or Retirement.  If a Participant's service with the Company or any Affiliate terminates by reason of Disability or Normal Retirement, any Option held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then one year from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option; provided, however, that, if the Participant dies within such one year period (or such other period as the Committee shall specify), any unexercised Option held by such Participant shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Option, whichever period is shorter. In the event of termination of employment by reason of Disability or Normal Retirement, if an Incentive Stock Option is exercised after the expiration of the maximum exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Non-Qualified Stock Option.

(c)            Cause.  If a Participant's service with the Company or any Affiliate is terminated for Cause: (i) any Option, or portion thereof, not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

(d)            Other Termination.  If a Participant's service with the Company or any Affiliate terminates for any reason other than death, Disability, Normal Retirement, or Cause, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then three months (or seven months in the case of a person subject to the reporting and short-swing profit provisions of Section 16 of the Exchange Act) from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option.

SECTION 7.  Restricted Stock.

(a)            Issuance.  Restricted Stock may be issued either alone or in conjunction with other Awards.  The Committee will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards.  The purchase price for Restricted Stock may, but need not, be zero.  The prospective recipient of an Award of Restricted Stock will not have any rights with respect to such Award, unless and until such recipient has delivered to the Company an executed Award Agreement and has otherwise complied with the applicable terms and conditions of such Award.

(b)            Certificates.  Upon the Award of Restricted Stock, the Committee may direct that a certificate or certificates representing the number of shares of Common Stock subject to such Award be issued to the Participant or placed in a restricted stock account (including an electronic account) with the transfer agent and in either case designating the Participant as the registered owner. The certificate(s) representing such shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and if issued to the Participant, returned to the Company, to be held in escrow during the Restriction Period. As a condition to any Award of Restricted Stock, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

(c)            Restrictions and Conditions.  The Award Agreement evidencing the grant of any Restricted Stock will incorporate the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:

(i)            During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Committee (the "Restriction Period"), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan.  The Committee may condition the lapse of restrictions on Restricted Stock upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Committee may determine, in its sole and absolute discretion.

(ii)            While any Share of Restricted Stock remain subject to restriction, the Participant will have, with respect to the Restricted Stock, the right to vote the Shares, but will not have the right to receive any cash distributions or dividends prior to the lapse of the Restriction Period underlying such Shares unless otherwise provided under the applicable Award Agreement or as determined by the Committee.  If any cash distributions or dividends are payable with respect to the Restricted Stock, the  Committee, in its sole discretion, may require the cash distributions or dividends to be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Committee so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3(a) of the Plan.  A Participant shall not be entitled to interest with respect to any dividends or distributions subjected to the Restriction Period.  Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

(iii)            Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant's service with the Company and its Affiliates terminates prior to the expiration of the applicable Restriction Period, the Participant's Restricted Stock that then remains subject to forfeiture will then be forfeited automatically.

SECTION 8.  Restricted Stock Units.  Subject to the other terms of the Plan, the Committee may grant Restricted Stock Units to eligible individuals and may, in its sole and absolute discretion, impose conditions on such units as it may deem appropriate, including, without limitation, continued employment or service of the recipient or the attainment of specified individual or corporate performance goals.  Each Restricted Stock Unit shall be evidenced by an Award Agreement in the form that is approved by the Committee and that is not inconsistent with the terms and conditions of the Plan.  Each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the distribution) of one Share.  Distributions may be made in Shares.  All other terms governing Restricted Stock Units, such as vesting, time and form of payment and termination of units shall be set forth in the applicable Award Agreement.  The Participant shall not have any shareholder rights with respect to the Shares subject to a Restricted Stock Unit Award until that Award vests and the Shares are actually issued thereunder.  Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant's service with the Company terminates prior to the Restricted Stock Unit Award vesting, the Participant's Restricted Stock Units that then remain subject to forfeiture will then be forfeited automatically.

SECTION 9.  Performance Based Awards.

(a)            Performance Awards Generally. The Committee may grant Performance Awards in accordance with this Section 9.  Performance Awards may be denominated as a number of Shares or specified number of other Awards, which may be earned upon achievement or satisfaction of such Performance Goals as may be specified by the Committee.  In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the vesting or settlement of the Award upon the achievement or satisfaction of such Performance Goals as may be specified by the Committee.

(b)            Adjustments to Performance Goals.  The Committee may provide, at the time Performance Goals are established, that adjustments will be made to those performance goals to take into account, in any objective manner specified by that committee, the impact of one or more of the following: (A) gain or loss from all or certain claims and/or litigation and insurance recoveries, (B) the impairment of tangible or intangible assets, (C) stock-based compensation expense, (D) restructuring activities reported in the Company's public filings, (E) investments, dispositions or acquisitions, (F) loss from the disposal of certain assets, (G) gain or loss from the early extinguishment, redemption, or repurchase of debt, (H) changes in accounting principles, or (I) any other item, event or circumstance that would not cause an Award to fail to constitute "qualified performance-based compensation" under Section 162(m) of the Code (to the extent such Award is intended to be "qualified performance-based compensation").  An adjustment described in this Section may relate to the Company or to any subsidiary, division or other operational unit of the Company or its Affiliates, as determined by the committee at the time the performance goals are established.  Any adjustment shall be determined in accordance with generally accepted accounting principles and standards, unless such other objective method of measurement is designated by the committee at the time performance objectives are established.  In addition, adjustments will be made as necessary to any performance criteria related to the Company's stock to reflect changes in corporate capitalization, including a recapitalization, stock split or combination, stock dividend, spin-off, merger, reorganization or other similar event or transaction affecting the Company's equity.

(c)            Other Terms of Performance Awards.  The Committee may specify other terms pertinent to a Performance Award in the applicable Award Agreement, including terms relating to the treatment of that Award in the event of a Change in Control prior to the end of the applicable performance period.  The Participant shall not have any shareholder rights with respect to the Shares subject to a Performance Award until the Shares are actually issued thereunder.  Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant's service with the Company terminates prior to the Performance Award vesting, the Participant's Performance Award or portion thereof that then remains subject to forfeiture will then be forfeited automatically.

SECTION 10.  Amendments and Termination.  The Board may amend, alter or discontinue the Plan at any time.  However, except as otherwise provided in Section 3, no amendment, alteration or discontinuation will be made which would impair the rights of a Participant with respect to an Award without that Participant's consent or which, without the approval of such amendment within 365 days of its adoption by the Board by the Company's stockholders in a manner consistent with Treas. Reg. § 1.422-3 (or any successor provision), would: (i) increase the total number of Shares reserved for issuance hereunder, or (ii) change the persons or class of persons eligible to receive Awards.

SECTION 11.  Repricing Programs.  The Board may, in its discretion, implement any cancellation/re-grant program pursuant to which outstanding Options under the Plan are cancelled and new Options are granted in replacement with a lower exercise or base price per share without obtaining shareholder approval.

SECTION 12.  Conditions Upon Grant of Awards and Issuance of Shares.

(a)            The implementation of the Plan, the grant of any Award and the issuance of Shares in connection with the issuance, exercise or vesting of any Award made under the Plan shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the Shares issuable pursuant to those Awards.

(b)            No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Applicable Law, including the filing and effectiveness of the Form S-8 registration statement for the Shares issuable under the Plan, and all applicable listing requirements of any stock exchange on which Shares are then listed for trading.

SECTION 13.  Limits on Transferability; Beneficiaries.  No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company, any Subsidiary or Affiliate, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an Incentive Stock Option) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

SECTION 14.  Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount.  The minimum required withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement.  The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

SECTION 15.  Liability of Company.

(a)            Inability to Obtain Authority.  If the Company cannot, by the exercise of commercially reasonable efforts, obtain authority from any regulatory body having jurisdiction for the sale of any Shares under this Plan, and such authority is deemed by the Company's counsel to be necessary to the lawful issuance of those Shares, the Company will be relieved of any liability for failing to issue or sell those Shares.

(b)            Grants Exceeding Allotted Shares.  If Shares subject to an Award exceed, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, that Award will be contingent with respect to such excess Shares, on the effectiveness under Applicable Law of a sufficient increase in the number of Shares subject to this Plan.

(c)            Rights of Participants and Beneficiaries.  The Company will pay all amounts payable under this Plan only to the applicable Participant, or beneficiaries entitled thereto pursuant to this Plan.  The Company will not be liable for the debts, contracts, or engagements of any Participant or his or her beneficiaries, and rights to cash payments under this Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of the Company.

SECTION 16.  Adjustment; Repayment of Incentive Bonuses.  All awards made under the Plan (whether vested or unvested) are subject to rescission, cancellation or recoupment, in whole or in part, under any current or future "clawback" or similar policy of the Company that is applicable to the Participant.

SECTION 17.  General Provisions.

(a)            The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate.

(b)            All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other Applicable Law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(c)            Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required.

(d)            Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee or other service provider of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment or engagement of any of its employees or other service providers at any time.

SECTION 18.  Effective Date of Plan.  The Plan will become effective as of the date the Plan is approved by the Board; provided, however, that all Options intended to be Incentive Stock Options will automatically be converted into Non-Qualified Stock Options if the Plan is not approved by the Company's stockholders within one year (365 days) of its adoption by the Board in a manner consistent with Treas. Reg. § 1.422-5.

SECTION 19.  Term of Plan. Unless the Plan shall theretofore have been terminated in accordance with Section 10, the Plan shall terminate on the 10-year anniversary of the effective date, and no Awards under the Plan shall thereafter be granted.

SECTION 20.  Invalid Provisions.  In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any Applicable Law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

SECTION 21.  Governing Law.  The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the state of Delaware, without regard to the application of the principles of conflicts of laws.

SECTION 22.  Notices.  Any notice to be given to the Company pursuant to the provisions of this Plan must be given in writing and addressed, if to the Company, to its principal executive office to the attention of its Chief Financial Officer (or such other Person as the Company may designate in writing from time to time), and, if to a Participant, to the address contained in the Company's personnel files, or at such other address as that Participant may hereafter designate in writing to the Company.  Any such notice will be deemed duly given: if delivered personally or via recognized overnight delivery service, on the date and at the time so delivered; if sent via telecopier or email, on the date and at the time telecopied or emailed with confirmation of delivery; or, if mailed, (5) days after the date of mailing by registered or certified mail.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

TECHPRECISION
CORPORATION

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided

☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐
Please mark your votes like this	☒

PROXY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED IN FAVOR OF ELECTING EACH OF THE EIGHT NOMINEES TO THE BOARD OF DIRECTORS; "FOR" PROPOSALS 2, 3, AND 4; FOR "ONE YEAR" FOR PROPOSAL 5; AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSON NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLCOME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TECHPRECISION CORPORATION.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR":

1. Election of Directors	FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)		FOR	AGAINST	ABSTAIN
(1) Leonard M. Anthony			3. Approve the adoption of the TechPrecision Corporation 2016 Equity Incentive Plan.	☐	☐	☐
(2) Robert A. Crisafulli				FOR	AGAINST	ABSTAIN
(3) Philip A. Dur	☐	☐	4. Ratification of independent registered public accounting firm.	☐	☐	☐
(4) Michael R. Holly				FOR	AGAINST	ABSTAIN
(5) Robert G. Isaman			5. Vote on frequency of holding future advisory votes on the compensation of TechPrecision's Named Executive Officers.	☐	☐	☐
(6) Andrew A. Levy
(7) Richard S. McGowan			THE BOARD OF DIRECTORS OF TECHPRECISION RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTORS NOMINATED PURSUANT TO PROPOSAL 1; "FOR" PROPOSALS 2, 3, AND 4; AND "FOR" "ONE YEAR" FOR PROPOSAL 5.
(8) Walter M. Schenker

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

2. Approve ratification of appointment of Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending on March 31, 2017.	FOR ☐	AGAINST ☐	ABSTAIN ☐	COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature, if held jointly	Date	, 2016.

Note Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held December, 8, 2016

The proxy statement and our 2016 Annual Report to Stockholders are available at http://www. techprecision.com/reports_and_proxy.html

☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐
PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TECHPRECISION CORPORATION

The undersigned appoints Alexander Shen and Thomas Sammons, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of TechPrecision Corporation held of record by the undersigned at the close of business on November 11, 2016 at the Annual Meeting of Stockholders of TechPrecision Corporation. to be held on December 8, 2016, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED IN FAVOR OF ELECTING EACH OF THE EIGHT NOMINEES TO THE BOARD OF DIRECTORS; "FOR" PROPOSALS 2, 3, AND 4; FOR "ONE YEAR" FOR PROPOSAL 5; AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSON NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TECHPRECISION CORPORATION.

(Continued, and to be marked, dated and signed, on the reverse side)